As filed with the Securities and Exchange Commission on September 25, 2006.
Registration No. 333-137170

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM SB-2/A

Amendment One

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

BOND LABORATORIES, INC.

Nevada	2833	20-3464383
(State or Other Jurisdiction of Incorporation or Organization)Y	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

777 S. Highway 101, Suite 215 Solana Beach, CA		92075
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 858-847-9000
(Name, address, including zip code, and telephone number, including area code, of agent for service of process)

Copies of communications to:

JOSEPH I. EMAS
1224 WASHINGTON AVENUE
MIAMI BEACH, FLORIDA 33139
TELEPHONE NO.: (305) 531-1174
FACSIMILE NO.: (305) 531-1274

Approximate date of proposed sale to public: From time to time after the effective date of this registration statement.

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

No exchange or over the counter market exists for our common stock.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

CALCULATION OF REGISTRATION FEE

Title of eachClass of Securities to be registered	Amount to be Registered(1)	Proposed Maximum Offering Price per share (2)	Proposed Maximum Aggregate Offering price	Amount of Registration Fee
Common	1,000,000	$2.00	$2,000,000	$215.
Common stock, issuable upon exercise of warrants	1,000,000	$3.00	$3,000,000	$321.
Units	1,000,000
Total				$536.	*

*Previously paid.

Pursuant to Rule 416, there are also being registered such indeterminable additional securities as  may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions as a  result of the adjustment provisions contained in the warrants.

No exchange or over-the-counter market exists for First Corporation’s common stock. The offering price was arbitrarily established by management and does not reflect market value, assets or any established criteria of valuation.

2

THE INFORMATION CONTAINED IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS DECLARED EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

SUBJECT TO COMPLETION, DATED SEPTEMBER ___, 2006

PROSPECTUS

BOND LABORATORIES, INC.

1,000,000 SHARES OF OUR COMMON STOCK

Bond Laboratories, Inc. (“we”, “us”, “our” or the “Bond Laboratories”) is offering for sale, on a self- underwritten basis, up to 1,000,000 units (“Units”) each unit consisting of one share of our common stock and one warrant to purchase shares of our common stock at $3.00 per share, at a price of $2.00 per Unit.. There is no minimum number of shares we will sell. Proceeds from the sale of the shares will be deposited in our operating account and there will be no refunds. This offering will continue for a period of 180 days from the effective date of this prospectus and may be terminated sooner in our sole discretion. There are no minimum share purchase requirements for individual investors.

Investing in our securities involves risk, see “Risk Factors” page 4. Any investor who cannot afford to sustain the total loss of their investment should not purchase the securities offered herein. Neither the Securities and Exchange Commission, nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This is our initial public offering. No public market currently exists for our shares, although we intend to apply for listing on the Over-the-Counter Bulletin Board in the future. We know of no market makers for our common stock. The offering price may not reflect the market price of our shares after the offering. The shares will be offered and sold by our officers and directors without any discounts or other commissions. We currently have no agreements, arrangements or understandings with any broker/dealers to sell shares.

	Price to public	Underwriting Discounts and Commissions (1)	Proceeds to Company (1) (2)
Per Unit	$2.00	$0	$2.00.
Total Maximum	$2,000,000	$0	$2,000,000

(1)
We plan to have our officers offer and sell the shares. They will receive no discounts or commissions. We do not have any agreements or understandings with any broker/dealers, although we may, at our discretion, retain such to assist in the offer and sale of units. In such event, we will update this prospectus accordingly.

(2)	Proceeds to us are shown before deducting offering expenses payable by us estimated at $15,000 including legal and accounting fees and printing costs.

Our common stock is presently not traded on any market or securities exchange.

3

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

All dealers that effect transactions in these securities whether or not participating in this offering may be required to deliver a prospectus. This is in addition to the dealer’s obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

The Date of this Prospectus is: September ___, 2006

4

PROSPECTUS SUMMARY

This summary highlights important information about our company and business. Because it is a summary, it may not contain all of the information that is important to you. To understand this offering fully, you should read this entire prospectus and the financial statements and related notes included in this prospectus carefully, including the “Risk Factors” section. Unless the context requires otherwise, “we,” “us,” “our”, “ and the “Company” and similar terms refer to Bond Laboratories, Inc., and our subsidiaries collectively, while the term “Bond Laboratories” refers to Bond Laboratories Inc.

We were incorporated under the laws of the State of Nevada in May, 2005 to build a turn-key Nutraceutical Dietary Supplement business catering to all five of the major distribution channels; (Specialty Retail, Warehouse Clubs, Grocery/Convenience Store/Private Label, Direct to Consumer, Multi-Level Marketing), focusing on the three major categories of the industry; (Energy, Pain Relief and Weight loss), and utilizing a state of the art, alternative delivery method.

Where You Can Find Us

Our principal executive offices are located at 777 S. Highway 101 Suite 215, Solana Beach, CA 92075. Our telephone number is (858) 847-9000.

About Our Business

Bond Laboratories is building a turn-key Nutraceutical Dietary Supplement business catering to all five of the major distribution channels focusing on the three major categories of the industry; Energy, Pain Relief and Weight loss, utilizing state of the art, alternative delivery methods vs. antiquated capsules and pills.

The opportunity to create a successful, financially rewarding functional foods company has never been better. Consumers of dietary supplements and functional foods have an unquenchable hunger for innovative, effective products and the market clearly indicates consumer willingness to spend money on value-added products such as energy drinks, energy bars, and novel functional foods that offer solutions to health problems. In fact, Datamonitor (DTM.L), London, U.K., has recently released a new report entitled “Evolution of Global Consumer Trends,” identifying ‘Health’ and ‘Convenience’ as 2 of the top 10 global trends influencing consumer buying behavior in Europe, North America, Latin American and Asia-Pacific.

Health: there is a growing recognition that physical and mental wellbeing matter. Statistics show that an overwhelming majority of European and U.S. consumers feel that improving their health is important. Even more significant is that 64% of Europeans and U.S. consumers actually took "steps" to improve their health during 2003-04. Datamonitor also identifies the crossover trend of health and convenience (health on-the-go) as an under-targeted opportunity with high growth potential.

Convenience: the demand for easier, faster and disposable products. Convenience, time saving products, and “quick fixes” are important to 82% of European and U.S. consumers. Convenience is also impacting personal care consumption; 57% of European and U.S. consumers report that they groom while on-the-move and 58% admit to grooming at-work. Bond Laboratories is ideally positioned to leverage the opportunity of providing products to this broad consumer base.

Bond will initially be developing proprietary formulated products that address the three largest mega-categories; Energy, Pain Relief and Weight-loss. Within these mega-niches, Bond is focusing its product development, marketing, and sales initiatives on unique marketing subgroups within the mega-categories. An example of such an opportunity and the first focus of Bond Laboratories is the exploding energy drink market. New concepts and strong marketing have driven the global energy drinks market into the mainstream. Consumption leaped by 18 per cent in 2004 to 2,410 million liters, according to the new 2005 Global Energy Drinks report from specialist drinks consultancy Zenith International. And new innovations, which have been a driving factor, continue to feature strongly in this segment.

The concept of caffeine based 'body and mind stimulating' energy drinks originates from Japan and Thailand. Although Asia Pacific remains the top region, with a 58 per cent share of total volume in 2004, its lead is expected to decline as other areas develop. North America for example has just overtaken West Europe to hold the next largest share at 15 per cent. From small beginnings, its average growth since 1999 has been an impressive 68 per cent a year. The United States is expected to become the largest national market by 2009.

The Company has a focused vision, talented executive leadership, excellent product innovation capabilities, significant manufacturing experience, and the potential to attain success within the functional food marketplace. The executive team is comprised of experienced businessmen who have been instrumental in creating products that have been profitably marketed in the food, drug and mass sectors (FDM), multi level marketing sector (MLM,) club/warehouse store sector, direct-to-consume sector (DTC,) contract manufacturing sector, and Rx/OTC marketplace sectors. These products were successful in achieving substantially higher margins than most other consumer products categories and we believe that this team will bring the same success and results to Bond Laboratories’ products.

THE OFFERING

Company	Bond Laboratories, Inc.

Securities Being Offered to New Investors	Up to 1,000,000 units (“Units”) each unit consisting of one share of our common stock and one warrant to purchase shares of our common stock at $3.00 per share, at a price of $2.00 per Unit...

Offering Price	We are offering our Units at a price of $2.00 per Unit. We determined this offering price arbitrarily based upon managements’ assessment of the value of the common stock.

Terms of the Offering	We are offering our shares for a period not to exceed 180 days following the effective date of this registration.

Securities Outstanding
We are authorized to issue 75,000,000 shares of common stock, $.01 par value, of which 5,000,000 shares are currently issued and outstanding. We are authorized to issue 10,000,000 shares of preferred stock, $.01 par value, of which 5,000,000 have been issued or are outstanding.

Use of Proceeds	We will receive the proceeds from the offering; see “Use of Proceeds.”

SUMMARY OF FINANCIAL DATA

(In thousands, except per share amounts)

The summary of financial data as of and for the years ended December 31, 2005 is derived from and should be read in conjunction with our audited financial statements for the year ended December 31, 2005, including the notes to those financial statements, which are included elsewhere in this registration statement along with the section titled “Management’s Discussion and Analysis or Plan of Operation”. The summary of financial data is derived from and should be read in connection with unaudited financial statements and notes to financial statements for six-months ended June 30, 2006 and December 31, 2005.

	Six-months period ended June 30,		July 26, 2005 (Inception) Through June 30,	Year ended December 31,	July 26, 2005 (Inception) Through December 31,
	2006	2005	2006	2005	2005
	(unaudited)	(unaudited)	(unaudited)
Net sales	$4,440	$-	$4,440	$-	$-
Costs and Expenses:
Cost of Sales	3,166	-	3,166	-	-
Research and development	24,421	-	36,344	11,923	11,923
General and administrative	151,942	-	292,141	140,199	140,199

Interest expense, net	6,678	-	8,291	1,613	1,613
Net loss	(181,768)	-	(335,803)	(153,735)	(153,735)
Basic and diluted loss per common share	(90.88)	-	(167.90)	(76.87)
Weighted average number of shares outstanding - basic and diluted	2,000	-	2,000	2,000	2,000

Risk Factors

Before you invest in our Share, you should be aware of various risks, included those described below. You should consider carefully these risks together with all other information included in this memorandum before you decide to purchase our Share. Any or all of these risks could have a material adverse impact on our present and future business, results of operations and financial condition. These risks below may not be exhaustive of all risks. Keep these risk factors in mind when you read forward-looking statements elsewhere in this memorandum. These are statements which relate to our expectations for future events and time periods. Generally, the words "anticipate," "expect," "intend" and similar expressions identify forward looking statements. Forward looking statements involve risks and uncertainties, and future events and circumstances could differ significantly from those anticipated in the forward looking statements. Our actual operating results and financial performance may prove to be very different from what we might have predicted as of the date of this Memorandum.

AN INVESTMENT IN OUR SHARES INVOLVES A HIGH DEGREE OF RISK AND SHOULD ONLY BE MADE BY INVESTORS WHO CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT. YOU SHOULD CAREFULLY CONSIDER THE RISKS AND UNCERTAINTIES DESCRIBED BELOW AND OTHER INFORMATION IN THIS BEFORE DECIDING TO INVEST IN OUR SHARES.

THE RISKS AND UNCERTAINTIES DESCRIBED BELOW ARE NOT THE ONLY ONES FACING US. ADDITIONAL RISKS AND UNCERTAINTIES NOT PRESENTLY KNOWN TO US MAY ALSO IMPAIR OUR BUSINESS OPERATIONS.

IF ANY OF THE FOLLOWING RISKS ACTUALLY OCCUR, OUR BUSINESS COULD BE MATERIALLY ADVERSELY AFFECTED. IN SUCH CASE, YOU MAY LOSE ALL OR PART OF YOUR INVESTMENT. THE INFORMATION IN THIS MEMORANDUM IS COMPLETE AND ACCURATE AS OF THE DATE ON THE FRONT COVER OF THIS MEMORANDUM, BUT THE INFORMATION MAY CHANGE AFTER SUCH DATE.

Lack of Prior Operations

Bond Laboratories, Inc., was formed to pursue the development and marketing of products in the nutraceutical dietary supplement business. The Company’s business continues to be subject to all of the risks inherent in the establishment of a new business enterprise. The Company’s ability to succeed may be hampered by the expenses, difficulties, complications and delays frequently encountered in connection with the formation and commencement of operations of a new business. These include, but are not limited to, the possibility that an insufficient market for the Company’s products will develop. In view of the foregoing, the Company cannot provide any assurance that the Company will be successful in its proposed activities or that its operations will ultimately be profitable.

Development Stage of Business

The Company is in an early stage of its development, which by its nature involves a substantial risk. The Company’s management team and key advisors have significant experience in their respective fields; however, they have not worked together for an extended period of time. Furthermore, the Company’s success will depend in large part on the continued service of its key management, technical, sales and marketing personnel and on its ability to continue to attract highly qualified managers and employees. If the Company is unable to recruit and retain qualified personnel, the Company may be adversely affected. There can be no assurance that key personnel will remain with the Company.

Additional Financing

Additional equity or debt financing may be necessary. There is no assurance that such financing will be available or, if it is, that it will be on terms advantageous to the Company.

Competition Currently

Bond Laboratories will inevitably encounter competition in each market that it enters. Trademarks and Patent applications that cover new embodiments of the technology and formulations will be pursued wherever possible. While the Company cannot assure that the trademark and patent applications will block competitive products, they should help the subsidiaries become the leader in their marketplaces. However, there can be no assurance that companies with greater financial, marketing and other resources will not enter the marketplace to compete with the Company, or that if they do, the Company will be able to compete effectively, those protections notwithstanding.

Protection of Proprietary Rights

The Company believes that its trademarks, patents and other proprietary rights are important to its success and its competitive position. Accordingly, the Company devotes substantial resources to the establishment and protection of its proprietary rights on a worldwide basis. Nevertheless, there can be no assurance that the actions taken by the Company to establish and protect its proprietary rights will be adequate either to prevent imitation of its products by others or to prevent others from seeking to block sales of the Company’s products as violative of the proprietary rights of others. No assurance can be given that others will not assert rights in, or ownership of, trademarks and other proprietary rights of the Company. In addition, the laws of certain foreign countries do not protect proprietary rights to the same extent as do the laws of the United States, with the result that patents do not offer substantial protection in those countries.

International Operation

The Company is seeking to establish an international sales base some time in the future. International operations and exports to foreign markets are subject to all of the risks generally associated with doing business abroad, such as foreign government regulation, economic conditions, currency fluctuations, duties and taxes, political unrest and disruptions or delays in shipments. These factors, among others, could influence the Company’s ability to sell its merchandise in international markets. If any such factors were to render the conduct of the business in a particular country undesirable or impracticable, there could be a material adverse effect on the Company’s business, financial condition and results of operations. In addition, the majority of the Company’s sales are derived from the U.S., and most of the Company’s current information on buying patterns and customer preferences are based on its customers in the U.S. As a result, predicting foreign consumer demand may be more difficult for the Company than predicting U.S. consumer preferences, and there can be no assurance that the Company’s merchandise or marketing efforts will be successful in foreign markets.

Technological Changes and Uncertainty

The Company is involved in the creation, production, and distribution of nutraceutical dietary supplement products. Marketing such products requires extensive research efforts, yet there relative attractiveness in the marketplace can be affected by rapid technological change. New developments in this area are expected to continue at a rapid pace in both industry and academia. There can be no assurance that research will not lead to discoveries by others that are more effective than those of the Company, or that such research and discoveries by others will not render some or all of the Company’s programs, services or products noncompetitive or obsolete. No assurance can be given that unforeseen problems will not develop with the technologies or applications used by the Company or that the Company’s products and services will ultimately be commercially feasible.

Loss on Dissolution and Termination

In the event of dissolution of the Company, the proceeds from the liquidation of its assets, if any, will be first used to satisfy the claims of creditors. There is no assurance that the Company’s assets would be sufficient to satisfy creditors’ claims in full. Only after all outstanding debts are satisfied will the remaining proceeds, if any, be distributed to the Share holders. Accordingly, Share holders’ ability to recover all or any portion of their investment under such circumstances will depend on the amount of proceeds that the Company realizes from liquidation of its assets.

Discretion in the Use of Proceeds

A substantial portion of the net proceeds of this Offering will be used for the marketing and production of the Company’s product, working capital and other general corporate purposes. Accordingly, management will have broad discretion as to the specific application of a significant portion of the net proceeds.

There is limited business and financial information publicly available to you regarding our business.

Because we have limited operations there is limited public information available regarding our current business.

We are subject to the Foreign Corrupt Practices Act

To the extent that we sell our products outside the U.S., we are subject to the Foreign Corrupt Practices Act which makes it unlawful for any issuer to corruptly pay or offer to pay, any money or anything of value to any foreign official, foreign political party or official thereof or any candidate for foreign political office ("Foreign Officials") or any person with knowledge that all or a portion of such money or thing of value will be offered, given, or promised, directly or indirectly, to any Foreign Official.

While we have not made any offers, payments, promises to pay, or authorization of any money or anything of value to any foreign officials, we have implemented a policy to be followed by the officers, directors, employees and anyone acting on our behalf, that no such payments can and will be made. We have made all employees cognizant of the need for compliance with the Foreign Corrupt Practices Act and any violation of our policy will result in dismissal. Further, we conduct periodic reviews of this policy with all employees to ensure full compliance.

Risks Involving Foreign Markets; Foreign Currency Fluctuations.

We anticipate our business will extend to the sale of products in foreign markets. Potential future foreign markets have different regulations related to the environment, labor relations, currency fluctuations, exchange controls, customs, foreign tax increases, import and export, investment and taxation which will also subject us to increased regulation costs and possibly fines or restrictions on conducting our operations. Currency fluctuations may have an effect on our current activities, in that revenues are generally tied to the U.S. dollar. A weakening of the U.S. dollar (or other foreign currencies) may have an adverse material effect on the financial condition of the Company.

Future expansion.

We plan on expanding our business. We may be competing with other corporations, many of which may have greater resources than we do. In addition, any internally generated growth experienced by us could place significant demands on our management, thereby restricting or limiting our available time and opportunity to identify and evaluate potential future opportunities.

No Investors’ Counsel

The Company has not retained any independent professionals to review or comment on this Offering or otherwise protect the interests of the investors hereunder. Although the Company has retained its own counsel, neither that law firm nor any other law firm has made, on behalf of the investors, any investigation of the merits or the fairness of this Offering or of any factual matters represented herein, and purchasers of the Company’s securities should not rely on the law firm so retained with respect to any matters herein described. Prior to making an investment in the Company, all potential investors should consult with their own legal, financial and tax advisers.

Indemnification

Our officers and directors are entitled to indemnification, except under certain circumstances, from the Company. The obligation of the Company to fund any indemnification will survive the dissolution of the Company.

Risks Related To Our Business

Because we have a limited operating history, it will be difficult for you to evaluate our business.

 Bond Laboratories is a development stage company that was incorporated in May, 2005. We have only conducted operations since 2005. Our future operations are contingent upon increasing revenues and raising capital for expansion to advance research, marketing, and distribution. Because we have a limited operating history you will have difficulty evaluating our business and future prospects. You should consider our prospects in light of the risks, uncertainties, expenses and difficulties we will face as an emerging business.

We have a history of losses

 We are in the development stage and have incurred substantial losses since our inception, including net losses of $181,768 for six-months ended June 30, 2006 and $153,735 for the year ended December 31, 2005 respectively, and we had an accumulated deficit of $335,503 at June 30, 2006. Substantial losses to date have resulted principally from costs incurred in general and administrative expenses and research and development activities. We incurred $149,047 of general and administrative expenses for the six months ended June 30, 2006 and $140,199 for the year ended December 31, 2005. For six-months ended June 30, 2006 and for the year ended December 31, 2005 we incurred research and development expenses of $24,421 and $11,923, respectively. In order to develop, test, produce and commercialize our products, we will need to conduct significant research, development, testing and regulatory compliance activities which, together with projected general and administrative expenses, are expected to result in additional significant continuing operating losses. We expect that we will continue incurring a loss until, at the earliest, we generate sufficient revenue to offset the cost of our operations, including our continuing product development efforts. Our future revenue levels and potential profitability depend on many factors, including the demand for our existing product candidates, our ability to develop new product candidates and our ability to control costs. Further, as a development stage company, we have a limited relevant operating history of which an evaluation of our prospects can be made. Such prospects must be considered in light of the risks, expenses and difficulties frequently encountered in establishing a new business in the evolving, heavily regulated biotechnology industry, which is characterized by an increasing number of market entrants, intense competition and high failure rate. In addition, significant challenges are often encountered by businesses shifting from development to commercial activities

If we are unable to obtain financing to support our future growth plans, we will have to curtail our operations and our growth plans, which will negatively affect the value of your investment.

Our Plan of Operations involves substantial research, development, and marketing costs in an amount of approximately $2,000,000 to fulfill our strategic goal that is: to develop nutraceutical dietary supplement products and to expand existing formulations to other “niche” markets.

We are dependent upon the proceeds from this offering as well as future financing efforts to implement our Plan of Operations and to expand our business. In addition, we may need additional funding from bank financing or financing from a debt or equity offering. If we are unable to obtain financing when needed on favorable terms, we may be forced to curtail our operations and our growth plans, which will negatively affect the value of your investment.

If we lose our key personnel, our business and prospects may be adversely affected.

Our performance is dependent on the services of certain key employees. The loss of services of any of our key employee could have a material adverse effect on our business and financial condition. We may not be able to hire and retain other management if we lose the services of our key employees.

We may need additional capital.

Our capital requirements in connection with our operations will be substantial. Our management anticipates that we will require additional working capital in the future even if we raise the maximum amount in this offering. Further, even if available, additional equity or convertible debt financing, if used, could result in substantial dilution of shareholder interests. Currently, our plan of operation includes looking for private capital after we become a reporting company.

Risks Related To This Offering

Our shares will be “Penny Stocks” which are subject to certain restrictions that could adversely affect the liquidity of an investment in us.

 We intend to initially trade our common stock in the over-the-counter market. The stock price will likely be at less than $5.00 per share. Such shares are referred to as “penny stocks” within the definition of that term contained in Rules 15g-1 through 15g-9 promulgated under the Securities Exchange Act of 1934, as amended. These rules impose sales practices and disclosure requirements on certain broker-dealers who engage in certain transactions involving penny stocks. These additional sales practices and disclosure requirements could impede the sale of our securities, including securities purchased herein, in the secondary market. In general, penny stocks are low priced securities that do not have a very high trading volume. Consequently, the price of the stock is volatile and you may not be able to buy or sell the stock when you want. Accordingly, the liquidity for our securities may be adversely affected, with related adverse effects on the price of our securities.

Under the penny stock regulations, a broker-dealer selling penny stocks to anyone other than an established customer or “accredited investor” (generally, an individual with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 together with his or her spouse) must make a special suitability determination for the purchaser and must receive the purchaser’s written consent to the transaction prior to the sale, unless the broker-dealer is otherwise exempt. In addition, unless the broker-dealer or the transaction is otherwise exempt, the penny stock regulations require the broker-dealer to deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the Securities and Exchange Commission relating to the penny stock. A broker-dealer is also required to disclose commissions payable to the broker-dealer and the Registered Representative and current quotations for the securities. A broker-dealer is additionally required to send monthly statements disclosing recent price information with respect to the penny stock held in a customer’s account and information with respect to the limited market in penny stocks.

There is no public market for our common stock, and even if a market develops, it will likely be thin and subject to manipulation.

Our common stock is not listed on any exchange or quoted on any similar quotation service, and there is currently no public market for our common stock. We have not taken any steps to enable our common stock to be quoted on the OTC Bulletin Board, and our common stock may never be quoted on any quotation service or that any market for our common stock will ever develop. As a result, stockholders may be unable to liquidate their investments, or may encounter considerable delay in selling shares of our common stock. We have not engaged an underwriter for this offering, and we cannot assure you that any brokerage firm will act as a market maker of our securities. A trading market may not develop in the future, and if one does develop, it may not be sustained. If an active trading market does develop, the market price of our common stock is likely to be highly volatile due to, among other things, the nature of our business and because we are a new public company with a limited operating history. Further, even if a public market develops, the volume of trading in our common stock will presumably be limited and likely be dominated by a few individual stockholders. The limited volume, if any, will make the price of our common stock subject to manipulation by one or more stockholders and will significantly limit the number of shares that one can purchase or sell in a short period of time. The market price of our common stock may also fluctuate significantly in response to the following factors, most of which are beyond our control:

•  variations in our quarterly operating results;

•  changes in securities analysts’ estimates of our financial performance;

•  changes in general economic conditions and in the healthcare industry;

•  changes in market valuations of similar companies;

•  announcements by us or our competitors of significant new contracts with artists, acquisitions, strategic partnerships or joint ventures, or capital commitments;

•  loss of a major customer, partner or joint venture participant; and

•  the addition or loss of key managerial and collaborative personnel.

The equity markets have, on occasion, experienced significant price and volume fluctuations that have affected the market prices for many companies’ securities and that have often been unrelated to the operating performance of these companies. Any such fluctuations may adversely affect the market price of our common stock, regardless of our actual operating performance. As a result, stockholders may be unable to sell their shares, or may be forced to sell them at a loss.

Obtaining additional capital through the future sale of common stock and derivative securities will result in dilution of stockholder interests.

We plan to raise additional funds in the future by issuing additional shares of common stock or securities such as convertible notes, options, warrants or preferred stock that are convertible into common stock. Any such sale of common stock or other securities will lead to further dilution of the equity ownership of existing holders of our common stock.

If a market for our common stock develops, the market price for our common shares is particularly volatile given our status as a relatively unknown company with a small and thinly traded public float, limited operating history and lack of profits which could lead to wide fluctuations in our share price. The price at which you purchase our common shares may not be indicative of the price that will prevail in the trading market. You may be unable to sell your common shares, at or above your purchase price, which may result in substantial losses to you.

Our operating results are likely to fluctuate significantly in the future due to a variety of factors, many of which are outside of our control. If market for our common stock develops and our operating results fluctuate negatively in any future quarter, the volatility in our share price is attributable to a number of factors. First, as noted above, our common shares are sporadically and thinly traded. As a consequence of this lack of liquidity, the trading of relatively small quantities of shares by our shareholders may disproportionately influence the price of those shares in either direction. The price for our shares could, for example, decline precipitously in the event that a large number of our common shares are sold on the market without commensurate demand, as compared to a seasoned issuer which could better absorb those sales without adverse impact on its share price. Secondly, we are a speculative or “risky” investment due to our limited operating history and lack of profits to date, and uncertainty of future market acceptance for our potential products. As a consequence of this enhanced risk, more risk-adverse investors may, under the fear of losing all or most of their investment in the event of negative news or lack of progress, be more inclined to sell their shares on the market more quickly and at greater discounts than would be the case with the stock of a seasoned issuer. Many of these factors are beyond our control and may decrease the market price of our common shares, regardless of our operating performance. We cannot make any predictions or projections as to what the prevailing market price for our common shares will be at any time, including as to whether our common shares will sustain their current market prices, or as to what effect that the sale of shares, or the availability of common shares for sale at any time, will have on the prevailing market price.

Shareholders should be aware that, according to SEC Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include (1) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (2) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (3) boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (4) excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and (5) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequent investor losses. Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities. The occurrence of these patterns or practices could increase the volatility of our share price.

To date, we have not paid any cash dividends and no cash dividends will be paid in the foreseeable future.

 We do not anticipate paying cash dividends on our common shares in the foreseeable future. We may not have enough funds to legally pay dividends. Even if funds are legally available to pay dividends, we may nevertheless decide in our sole discretion not to pay dividends.

Volatility in our common share price may subject us to securities litigation, thereby diverting our resources that may have a material adverse effect on our results of operations.

As discussed in the preceding risk factor, the market for our common shares is characterized by significant price volatility when compared to seasoned issuers, and we expect that our share price will continue to be more volatile than a seasoned issuer for the indefinite future. In the past, plaintiffs have often initiated securities class action litigation against a company following periods of volatility in the market price of its securities. We may in the future be the target of similar litigation. Securities litigation could result in substantial costs and liabilities and could divert management’s attention and resources.

We are subject to the certain anti-takeover provisions under Nevada law, which could discourage or prevent a potential takeover of our company that might otherwise result in you receiving a premium over the market price for your common shares.

As a Nevada corporation, we are subject to certain provisions of the Nevada Business Corporation Law anti-takeover rules and may inhibit a non-negotiated merger or other business combination. These provisions are intended to encourage any person interested in acquiring us to negotiate with, and to obtain the approval of, our Board of Directors in connection with such a transaction. However, certain of these provisions may discourage a future acquisition of us, including an acquisition in which the shareholders might otherwise receive a premium for their shares. As a result, shareholders who might desire to participate in such a transaction may not have the opportunity to do so.

The trading price of our common stock may decrease due to factors beyond our control.

The stock market from time to time has experienced extreme price and volume fluctuations, which have particularly affected the market prices for emerging growth companies and which often have been unrelated to the operating performance of the companies. These broad market fluctuations may adversely affect the market price of our common stock. If our shareholders sell substantial amounts of their common stock in the public market, the price of our common stock could fall. These sales also might make it more difficult for us to sell equity, or equity related securities, in the future at a price we deem appropriate.

We have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

We will have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in way that do not improve our results of operations or enhance the value of our common stock. Our failure to apply these funds effectively could have a material adverse effect on our business, delay the development of our products and services and cause the price of our common stock to decline.

If you purchase our common stock in this offering, you will incur immediate and substantial dilution in the book value of your shares.

The assumed initial public offering price of our common stock is substantially higher than the net tangible book value per share of our common stock. Investors purchasing common stock in this offering will pay a price per share that substantially exceeds the book value of our tangible assets after subtracting liabilities. As a result, investors purchasing common stock in this offering will incur immediate dilution of price per share. If the holders of outstanding options or warrants exercise those options or warrants, you will suffer further dilution.

We will incur increased costs as a result of being a public company, which could adversely affect our operating results.

As a public company, we will incur significant legal, accounting and other expenses that we did not incur as a private company. In addition, the Sarbanes-Oxley Act of 2002 and the new rules subsequently implemented by the Securities and Exchange Commissions, the NASDAQ National Market and the Public Company Accounting Oversight Board have imposed various new requirements on public companies, including requiring changes in corporate governance practices. We expect these rules and regulations to increase our legal and financial compliance costs and to make some activities more time-consuming and costly. We also expect these new rules and required to incur substantial costs to obtain the same or similar coverage. These costs could materially adversely affect our results of operations.

Forward-Looking Statements

This prospectus includes forward-looking statements that involve risks and uncertainties. These forward-looking statements include statements under the captions “Prospectus Summary,” “Risk Factors,” “Use of Proceeds,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Business” and elsewhere in this prospectus. You should not rely on these forward-looking statements which apply only as of the date of this prospectus. These statements refer to our future plans, objectives, expectations and intentions. We use words such as “believe,” “anticipate,” “expect,” “intend,” “estimate” and similar expressions to identify forward-looking statements. This prospectus also contains forward-looking statements attributed to third parties relating to their estimates regarding the growth of certain markets. You should not place undue reliance on these forward-looking statements, which apply only as of the date of this prospectus. Our actual results could differ materially from those discussed in these forward-looking statements. Factors that could contribute to these differences include those discussed in the preceding pages and elsewhere in this prospectus.

Risks associated with forward-looking statements.

This prospectus contains certain forward-looking statements regarding management’s plans and objectives for future operations, including plans and objectives relating to our planned marketing efforts and future economic performance. The forward-looking statements and associated risks set forth in this prospectus include or relate to:

(1) Our ability to obtain a meaningful degree of consumer acceptance for our products now and in the future,

(2) Our ability to market our products on a global basis at competitive prices now and in the future,

(3) Our ability to maintain brand-name recognition for our products now and in the future,

(4) Our ability to maintain an effective distributors network,

(5) Our success in forecasting demand for our products now and in the future,

(6) Our ability to maintain pricing and thereby maintain adequate profit margins,

(7) Our ability to achieve adequate intellectual property protection and

(8) Our ability to obtain and retain sufficient capital for future operations.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement with the U.S. Securities and Exchange Commission, or the SEC, on Form SB-2 under the Securities Act to register the shares of our common stock being offered by this prospectus. This prospectus omits some information contained in the registration statement and its exhibits, as permitted by the rules and regulations of the SEC. For further information about us and our securities, you should review the registration statement and its exhibits, which may be inspected, without charge, at the SEC’s public reference facilities at, Judiciary Plaza, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Copies of all or any portion of the registration statement may be obtained from the public reference facilities of the SEC on payment of prescribed fees. Please call the SEC at 1-800-SEC-0330 for further information regarding the public reference facilities. The SEC maintains a website, http://www.sec.gov, that contains reports, proxy statements and information statements and other information regarding registrants that file electronically with the SEC, including the registration statement.

Statements in this prospectus as to the contents of any contract or other document referred to in this prospectus are not necessarily complete and, in each instance, reference is made to the copy of that contract or other document filed as an exhibit to the registration statement, each statement being qualified in all respects by that reference.

We are not required to deliver annual reports to stockholders, and we do not intend to voluntarily send annual reports with audited financial statements to stockholders. However, on completion of this offering, we will become subject to the informational and periodic reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, in accordance with the requirements of the Exchange Act, will file periodic reports, proxy statements, and other information with the SEC. These periodic reports, proxy statements, and other information will be available for inspection and copying at the regional offices, public reference facilities and Web site of the SEC referred to above. We have not filed any reports or statements with the SEC prior to filing this registration statement and prospectus.

USE OF PROCEEDS

A substantial portion of the net proceeds of this Offering will be used for the marketing and production of the Company’s product, working capital and other general corporate purposes. Accordingly, management will have broad discretion as to the specific application of a significant portion of the net proceeds.

The following table sets forth management’s estimate of the allocation of net proceeds expected to be received from the sale of 1,000,000 Units included in this offering (not providing for the exercise of any warrants underlying the Units). Actual expenditures may vary from these estimates. Until the proceeds are used, we will invest the net proceeds in investment-grade, short-term, interest bearing securities.

	Assumed	%	Assumed	%	Assumed	%	Assumed	%
	25%Units		50% Units		75% Units		100% Units
	sold		sold		sold		sold
Total Proceeds	$500,000		$1,000,000		$1,500,000		$2,000,000
Less:
Estimated offering expenses and filing fees	$100,000	20%	$150,000	15%	$200,000	13%	$250,000	13%
Net Proceeds	$400,000		$850,000		$1,300,000		$1,750,000
Use of Net Proceeds
General and Administrative	$100,000	25%	$125,000	15%	$150,000	12%	$200,000	11%
Research and Development	$100,000	25%	$200,000	24%	$300,000	23%	$400,000	23%
Working capital	$200,000	50%	$525,000	62%	$850,000	65%	$1,150,000	66%

Total use of net proceeds	$400,000	100%	$850,000	100%	$1,300,000	100%	$1,750,000	100%

DETERMINATION OF OFFERING PRICE

Our offering price of $2.00 per Unit was arbitrarily determined by us based solely upon the managements’ assessment of the value of the common stock. It is not based upon an independent assessment of the value of our shares and should not be considered as such. The facts considered in determining the offering price were our financial condition, prospects, our limited operating history and the general condition of the securities market. The offering price is not an indication of and is not based upon the actual value of our Company. The offering price bears no relationship to book value, assets or earnings of our Company or any other recognized criteria of value. The offering price should not be regarded as an indicator of the future market price of the securities.

DIVIDENDS

We do not anticipate paying cash dividends on our common shares in the foreseeable future. We may not have enough funds to legally pay dividends. Even if funds are legally available to pay dividends, we may nevertheless decide in our sole discretion not to pay dividends.

DILUTION

We have a negative net tangible book value of $340,128 and/or ($.07) per share as of June 30, 2006. The dilution of our current shareholders resulting from the sale of the Units in our offering will vary depending on the total number of shares underlying the Units that are sold.

	Assumed 25% Units sold	Assumed 50% Units sold	Assumed 75% Units sold	Assumed 100% Units sold
Assumed initial public offering price	$2.00	$2.00	$2.00	$2.00

Net tangible book value per share as of June 30, 2006	($0.07)	($0.07)	($0.07)	($0.07)

Net tangible book value per share after offering	$0.01	$0.09	$0.17	$0.23

Dilution per share to new investors	$1.99	$1.91	$1.83	$1.77

Increase per share to existing investors attributable to offering	($0.06)	$0.02	$0.10	$0.16

If all 1,000,000 shares underling the Units offered hereunder were sold, there would be a total of 6,000,000 common shares outstanding (not providing for the exercise of any warrants underlying the Units).. Adding the net offering proceeds after expenses to the negative net tangible book value, our total net tangible book value would be $1,409,872 and/or a weighted average of $0.23 per share. Therefore, the shareholders who purchase in this offering will suffer an immediate dilution in book value of their shares of approximately $1.77 and our present shareholders will receive and immediate book value increase of $0.16 per share.

COMPARATIVE DATA

The following chart illustrates our pro forma proportionate ownership, upon completion of the offering, assuming the maximum number of units is sold, of present stockholders and of investors in the offering, compared to the relative amounts paid and contributed to our capital by present stockholders and by investors in this offering, assuming no changes in net tangible book value other than those resulting from the offering.

If maximum offering of 1,000,000 was sold

	Shares Owned	Approximate Percentage Total Shares Outstanding	Total Consideration	Approximate Percentage Total Consideration	Average Price / Share
New Investors	1,000,000	17%	$1,750,000	124%	$0.29
Existing Shareholders	5,000,000	83%	$(340,128)	(24%)	($0.06)

Total	6,000,000	100%	$1,409,872	100%	$0.23

 If 75% offering of 1,000,000 was sold

	Shares Owned	Approximate Percentage Total Shares Outstanding	Total Consideration	Approximate Percentage Total Consideration	Average Price / Share
New Investors	750,000	13%	$1,300,000	135%	$0.23
Existing Shareholders	5,000,000	87%	$(340,128)	(35%)	($ 0.06)

Total	5,750,000	100%	$959,872	100%	$0.17

 If 50% offering of 1,000,000was sold

	Shares Owned	Approximate Percentage Total Shares Outstanding	Total Consideration	Approximate Percentage Total Consideration	Average Price / Share
New Investors	500,000	9%	$850,000	167%	$0.15
Existing Shareholders	5,000,000	91%	$(340,128)	(67%)	( $0.06)

Total	5,500,000	100%	$509.872	100%	$0.09

 If 25% offering of 1,000,000 was sold

	Shares Owned	Approximate Percentage Total Shares Outstanding	Total Consideration	Approximate Percentage Total Consideration	Average Price / Share
New Investors	250,000	5%	$400,000	668%	$0.08
Existing Shareholders	5,000,000	95%	$(340,128)	(568%)	($ 0.06)

Total	5,250,000	100%	$59,872	100%	$0.01

PLAN OF DISTRIBUTION

Currently we plan to have our officers sell the common shares on a self-underwritten basis. They will receive no discounts or commissions. Our officers will deliver prospectuses to these individuals and to others who they believe might have interest in purchasing all or a part of this offering.

We also may retain licensed broker/dealers to assist us in the offer and sell of the shares of our common stock, if we deem such to be in our best interest. At this time we do not have any commitments, agreements or understandings with any broker/dealers. The maximum underwriting discounts and commissions we are willing to pay to engage broker/dealers is 10%. In the event we retain any broker/dealers to assist in the offer and sell of shares of our common stock we will update this prospectus accordingly.

In order to buy shares of our common stock you must complete and execute the subscription agreement and return it to us at 777 S. Highway 101, Suite 215, Solana Beach, CA 92075. Payment of the purchase price must be made by check payable to the order of “Bond.” The check may be delivered directly to 777 S. Highway 101, Suite 215, Solana Beach, CA 92075 telephone 858-847-9000, or to us at the abovementioned address.

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected within 48 hours after we receive them.

Our officers will not register as a broker/dealer under Section 15 of the Securities Exchange Act of 1934 (the “Exchange Act”) in reliance upon Rule 3a4-1. Rule 3a4-1 sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer’s securities and not be deemed to be a broker/dealer. The conditions are that:

1. The person is not statutorily disqualified, as that term is defined in Section 3(a)(39) of the Act, at the time of his participation; and,

2. The person is not at the time of their participation, an associated person of a broker/dealer; and,

3. The person meets the conditions of Paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he (A) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities; and (B) is not a broker or dealer, or an associated person of a broker or dealer, within the preceding twelve (12) months; and (C) do not participate in selling and offering of securities for any issuer more than once every twelve (12) months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

Our officers and directors are not statutorily disqualified, are not being compensated, and are not associated with a broker/dealer. They are, and will continue to be, our officers and directors at the end of the offering, and have not been, during the last twelve months, and are currently not, broker/dealers or associated with broker/dealers. They have not, nor will not, participate in the sale of securities of any issuer more than once every twelve months. After our registration statement is declared effective by the SEC we intend to advertise, through tombstones, and hold investment meetings in various states where the offering will be registered. We will not utilize the Internet to advertise our offering. We will also distribute the prospectus to potential investors at meetings and to our friends and relatives who are interested in us and a possible investment in the offering.

We intend to sell our shares in the United States of America, and/or offshore.

PENNY STOCK RULES / SECTION 15(G) OF THE EXCHANGE ACT

Our shares are covered by Section 15(g) of the Securities Exchange Act of 1934, as amended, and Rules 15g-1 through 15g-6 promulgated thereunder. They impose additional sales practice requirements on broker/dealers who sell our securities to persons other than established customers and accredited investors who are generally institutions with assets in excess of $5,000,000, or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 jointly with their spouses.

Rule 15g-1 exempts a number of specific transactions from the scope of the penny stock rules. Rule 15g-2 declares unlawful broker/dealer transactions in penny stocks unless the broker/dealer has first provided to the customer a standardized disclosure document.

Rule 15g-3 provides that it is unlawful for a broker/dealer to engage in a penny stock transaction unless the broker/dealer first discloses, and subsequently confirms to the customer, current quotation prices or similar market information concerning the penny stock in question.

Rule 15g-4 prohibits broker/dealers from completing penny stock transactions for a customer unless the broker/dealer first discloses to the customer the amount of compensation or other remuneration received as a result of the penny stock transaction.

Rule 15g-5 requires that a broker/dealer executing a penny stock transaction, other than one exempt under Rule 15g-1, disclose to its customer, at the time of, or prior to, the transaction, information about the sales persons compensation.

Rule 15g-6 requires broker/dealers selling penny stocks to provide their customers with monthly account statements.

Rule 15g-9 requires broker/dealers to approve the transaction for the customer’s account; obtain a written agreement from the customer setting forth the identity and quantity of the stock being purchased; obtain from the customer information regarding his investment experience; make a determination that the investment is suitable for the investor; deliver to the customer a written statement for the basis for the suitability determination; notify the customer of his rights and remedies in cases of fraud in penny stock transactions; and, contact the NASD’s toll free telephone number and the central number of the North American Administrators Association for information on the disciplinary history of broker/dealers and their associated persons.

The application of the penny stock rules may affect your ability to resell your shares due to broker-dealer reluctance to undertake the above described regulatory burdens.

LEGAL PROCEEDINGS

We are not a party to any pending material legal proceedings and are not aware of any threatened or contemplated proceeding by any governmental authority against us.

DIRECTORS, EXECUTIVE OFFICERS AND CONTROL PERSONS

Our directors, executive officers and control persons their respective ages as of September 25, 2006 are as follows:

Name	Age	Position
Scott D. Landow	51	Sole Director: Chief Executive Officer; Chief Financial Officer; Senior Managing Director of New Business Development
Robert A. Kay, Ph.D., R.D.	54	Senior Managing Director of Science and Technology
Paul J. Dallura	52	Director of Operations
Thomas Kucharski Ph. M.S.	56	Director of Manufacturing and Production

Business Experience

All of our directors serve until their successors are elected and qualified by our shareholders, or until their earlier death, retirement, resignation or removal. The following is a brief description of the business experience of our executive officers, director and significant employees:

Bond has assembled a team with extensive experience in new business development as well as in the Nutraceutical and Dietary Supplement business:

Scott D. Landow is our sole director, CEO, CFO, and Senior Managing Director of New Business Development since May, 2005. From December 2005 through May 2005 Mr. Landow was President, CEO and a member of the board of directors of Bridgetech Holdings International a publicly traded company leveraging significant relationships in China & the U.S. to capitalize on proprietary opportunities in high growth segments of the healthcare industry. From August 2000 through February 2005, Mr. Landow was President of Parentech Inc., an emerging medical device company for newborns and infants.

Robert A. Kay, Ph.D., R.D. is Senior Managing Director of Science and Technology for Bond Laboratories, Inc. Prior to becoming involved with Bond, Dr. Kay was Vice President of Science and Technology for Natural Alternatives International, a publicly traded International contract manufacturer of dietary supplements company, where he was responsible for and oversaw Product Development, Quality Control, Quality Assurance, and Regulatory Affairs. He was Vice President of Product Development at Anabolic Laboratories, Inc.; Chief Science Officer and Senior Vice President of Technical Affairs at Leiner Health Products; Vice President of Research and Development for Metagenics; Chief Operations Officer and Senior Vice President of Research and Development for Earthrise Company.

Thomas W. Kucharski, R. Ph., M.S. is Director of Manufacturing and Production. Prior to becoming involved with Bond, Mr Kucharski was the Director of Quality Control for Natural Alternatives International, where he was the Manager of the Analytical Laboratory (6 chemists) and the Manager of the Microbiological laboratory. He was Vice President of Research and Development for Leiner Health Products where he developed 127 new products that met DSHEA requirements; Bayer Consumer Care where he managed the formulation, development, optimization of new OTC/VMS products

Paul J. Dallura, is Director of Operations for Bond Laboratories, Inc. Prior to becoming involved with Bond, Mr. Dallura has had several years of National and International experience in all aspects of operations including Facility, Manufacturing production and Human Resources. Mr Dallura spent over six years at Anabolic Laboratories, a Nutritional Supplements contract manufacturer where he oversaw the day to day activities of the entire production facility.

Involvement in Certain Legal Proceedings

To the best of our knowledge, during the past five years, none of the following occurred with respect to a present or former director or executive officer of the Company: (1) any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (2) any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); (3) being subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of any competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; and (4) being found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the commodities futures trading commission to have violated a Federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

Board Committees and Independence

All of the directors serve until the next annual meeting of common shareholders and until their successors are elected and qualified by our common shareholders, or until their earlier death, retirement, resignation or removal. Our Bylaws set the authorized number of directors at not less than one nor more than nine, with the actual number fixed by our board of directors. Our Bylaws authorized the Board of Directors to designate from among its members one or more committees and alternate members thereof, as they deem desirable, each consisting of one or more of the directors, with such powers and authority (to the extent permitted by law and these Bylaws) as may be provided in such resolution.

The entire Board of Directors will perform the function of the Audit Committee until we appoint directors to serve on the Audit Committee.

The entire board performs the functions of the Compensation Committee until we appoint directors to serve on the Compensation Committee.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth for the year ended December 31, 2005 compensation awarded to, paid to, or earned by, Mr. Scott Landow, our sole Director and Chief Executive Officer, and our three other most highly compensated executive officers whose total compensation during the last fiscal year exceeded $100,000, if any.

				Long Term Compensation
	Annual Compensation			Awards			Payouts
Name and Principal Position	Year	Salary	Bonus	Other Annual Compensation	Restricted Stock Award (s)	Securities Underlying Options/SARs (#)	LTIP Payouts	All Other Compen- sation

Scott Landow CEO, CFO and sole Director	2006	$120,000		$—	—	—	—	—

	2005	$80,000		$—	—	—	—	—

Employment Agreements

Aggregated Option Exercises and Fiscal Year-End Option Value Table

Name	Shares Acquired on Exercise	Value Realized	Number of Securities Underlying Unexercised Options/SAR at December 31, 2005 Exercisable/ Unexercisable	Value of Unexercised In-the-money Options/SAR at December 31, 2005 Exercisable/ Unexercisable
Scott Landow, CEO, CFO and sole Director	0	$0
	0	$0
	0	$0

(1) Assumes a market price of $2.00.

Compensation of BOD Members

We currently have one director. Our current compensation policy for directors is to compensate them through options to purchase common stock as consideration for their joining our board and/or providing continued services as a director. We do not currently provide our directors with cash compensation, although we do reimburse their expenses, with exception for a chairman of the board. No additional amounts are payable to the Company’s directors for committee participation or special assignments. There are no other arrangements pursuant to which any directors was compensated during the Company’s last completed fiscal year for any service provided.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of the common stock as of December 31, 2005 and September 25, 2006, by (i) each person who is known by the Company to own beneficially more than 5% of the any classes of outstanding Stock, (ii) each director of the Company, (iii) each of the Chief Executive Officers and the two (2) most highly compensated executive officers who earned in excess of $100,000 for all services in all capacities (collectively, the “Named Executive Officers”) and (iv) all directors and executive officers of the Company as a group.

The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 and 13d-5 of the Exchange Act, and the information is not necessarily indicative of beneficial ownership for any other purpose and is based on 5,000,000 shares beneficially owned as of September 25, 2006. We believe that each individual or entity named has sole investment and voting power with respect to the securities indicated as beneficially owned by them, subject to community property laws, where applicable, except where otherwise noted. Unless otherwise stated, the address of each person; 777 S. Highway 101, Suite 215, Solana Beach, CA 92075.

Name of Beneficial Owner	Number of Shares of Common Stock (1)	Percent of Class (1)
Scott Landow (1)	1,250,000	25%
Small World Traders, Inc. (1)	1,250,000	25%
Landow Revocable Trust 2006 (1)	1,250,000	25%

(1) Scott Landow, through Landow Revocable Trust 2006 which is controlled by Scott Landow , controls Small World Traders, Inc.

Changes in Control

We are not aware of any arrangements that may result in a change in control of the Company.

DESCRIPTION OF SECURITIES

General

Our authorized capital stock consists of 75,000,000 shares of common stock, par value $ .01, and 10,000,000 shares of preferred stock.

Common Stock

The shares of our common stock presently outstanding, and any shares of our common stock issues upon exercise of stock options and/or warrants, will be fully paid and non-assessable. Each holder of common stock is entitled to one vote for each share owned on all matters voted upon by shareholders, and a majority vote is required for all actions to be taken by shareholders. In the event we liquidate, dissolve or wind-up our operations, the holders of the common stock are entitled to share equally and ratably in our assets, if any, remaining after the payment of all our debts and liabilities and the liquidation preference of any shares of preferred stock that may then be outstanding. The common stock has no preemptive rights, no cumulative voting rights, and no redemption, sinking fund, or conversion provisions. Since the holders of common stock do not have cumulative voting rights, holders of more than 50% of the outstanding shares can elect all of our Directors, and the holders of the remaining shares by themselves cannot elect any Directors. Holders of common stock are entitled to receive dividends, if and when declared by the Board of Directors, out of funds legally available for such purpose, subject to the dividend and liquidation rights of any preferred stock that may then be outstanding.

Preferred Stock

We are authorized to issue 10,000,000 shares of preferred stock, $.01 par value, of which 5,000,000 are issued and outstanding as of August , 2006.

Dividend Policy

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Options and Warrants:

As of September 7, 2006 there were no options or warrants to acquire shares of the Company’s common stock outstanding. The Company will be issuing warrants in the offering.

Convertible Securities

Between September 2005 and August, 2006, the Company issued $290,000 in two year secured convertible notes, convertible into shares of the Company’s common stock at $1.00 per share.

Amendment of our Bylaws

Our bylaws may be adopted, amended or repealed by the affirmative vote of a majority of our outstanding shares. Subject to applicable law, our bylaws also may be adopted, amended or repealed by our board of directors.

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES; ANTI-TAKEOVER, LIMITED LIABILITY AND INDEMNIFICATION PROVISIONS

Certificate of Incorporation and Bylaws. Pursuant to our amended certificate of incorporation, our board of directors may issue additional shares of common or preferred stock. Any additional issuance of common stock could have the effect of impeding or discouraging the acquisition of control of us by means of a merger, tender offer, proxy contest or otherwise, including a transaction in which our stockholders would receive a premium over the market price for their shares, and thereby protects the continuity of our management. Specifically, if in the due exercise of its fiduciary obligations, the board of directors were to determine that a takeover proposal was not in our best interest, shares could be issued by the board of directors without stockholder approval in one or more transactions that might prevent or render more difficult or costly the completion of the takeover by:

•  diluting the voting or other rights of the proposed acquirer or insurgent stockholder group;

•  putting a substantial voting block in institutional or other hands that might undertake to support the incumbent board of directors; or

•  effecting an acquisition that might complicate or preclude the takeover.

Nevada Anti-Takeover Law. We are subject to the provisions of the Nevada General Corporation Law concerning corporate takeovers.

Limited Liability and Indemnification. Our certificate of incorporation eliminates the personal liability of our directors for monetary damages arising from a breach of their fiduciary duty as directors to the fullest extent permitted by Delaware law. This limitation does not affect the availability of equitable remedies, such as injunctive relief or rescission. Our certificate of incorporation requires us to indemnify our directors and officers to the fullest extent permitted by Delaware law, including in circumstances in which indemnification is otherwise discretionary under Delaware law.

Under Nevada law, we may indemnify our directors or officers or other persons who were, are or are threatened to be made a named defendant or respondent in a proceeding because the person is or was our director, officer, employee or agent, if we determine that the person:

•	conducted himself or herself in good faith;

•
reasonably believed, in the case of conduct in his or her official capacity as our director or officer, that his or her conduct was in our best interests, and, in all other cases, that his or her conduct was at least not opposed to our best interests; and

•	in the case of any criminal proceeding, had no reasonable cause to believe that his or her conduct was unlawful.

These persons may be indemnified against expenses, including attorney fees, judgments, fines, including excise taxes, and amounts paid in settlement, actually and reasonably incurred, by the person in connection with the proceeding. If the person is found liable to the corporation, no indemnification shall be made unless the court in which the action was brought determines that the person is fairly and reasonably entitled to indemnity in an amount that the court will establish.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to court of appropriate jurisdiction. We will then be governed by the court’s decision.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Certain Related Party Transactions Within The Past Two Years. The following are certain transactions or proposed transactions during the last two years to which we were a party, or proposed to be a party, in which certain persons had a direct or indirect material interest.

Loan and Advances from Officers & Stockholders

During the period July 26, 2005 (inception) though June 30, 2006, certain officers and stockholders advanced to the Company.

Name	Position	Cash Advances	Salary Deferred	Amount Outstanding at June 30, 2006
Small World Traders, Inc.	Scott Landow, through Landow Revocable Trust 2006 which is controlled by Scott Landow, controls Small World Traders, Inc.	$99,247.92		$99,247.92

Scott Landow	Director, CEO, CFO		$120,000	$120,000

ORGANIZATION WITHIN LAST FIVE YEARS

We were incorporated in the State of Nevada on July 26, 2005.

DESCRIPTION OF BUSINESS

Bond Laboratories is building a turn-key Nutraceutical Dietary Supplement business catering to all five of the major distribution channels focusing on the three major categories of the industry; Energy, Pain Relief and Weight loss, utilizing state of the art, alternative delivery methods vs. antiquated capsules and pills.

The opportunity to create a successful, financially rewarding functional foods company has never been better. Consumers of dietary supplements and functional foods have an unquenchable hunger for innovative, effective products and the market clearly indicates consumer willingness to spend money on value-added products such as energy drinks, energy bars, and novel functional foods that offer solutions to health problems. In fact, Datamonitor (DTM.L), London, U.K., has recently released a new report entitled “Evolution of Global Consumer Trends,” identifying ‘Health’ and ‘Convenience’ as 2 of the top 10 global trends influencing consumer buying behavior in Europe, North America, Latin American and Asia-Pacific.

Health: there is a growing recognition that physical and mental wellbeing matter. Statistics show that an overwhelming majority of European and U.S. consumers feel that improving their health is important. Even more significant is that 64% of Europeans and U.S. consumers actually took "steps" to improve their health during 2003-04. Datamonitor also identifies the crossover trend of health and convenience (health on-the-go) as an under-targeted opportunity with high growth potential.

Convenience: the demand for easier, faster and disposable products. Convenience, time saving products, and “quick fixes” are important to 82% of European and U.S. consumers. Convenience is also impacting personal care consumption; 57% of European and U.S. consumers report that they groom while on-the-move and 58% admit to grooming at-work. Bond Laboratories is ideally positioned to lever the opportunity of providing products to this broad consumer base.

Bond will initially be developing proprietary formulated products that address the three largest mega-categories; Energy, Pain Relief and Weight-loss. Within these mega-niches, Bond is focusing its product development, marketing, and sales initiatives on unique marketing subgroups within the mega-categories. An example of such an opportunity and the first focus of Bond Laboratories is the exploding energy drink market. New concepts and strong marketing have driven the global energy drinks market into the mainstream. Consumption leaped by 18 per cent in 2004 to 2,410 million liters, according to the new 2005 Global Energy Drinks report from specialist drinks consultancy Zenith International. And new innovations, which have been a driving factor, continue to feature strongly in this segment.

The concept of caffeine based 'body and mind stimulating' energy drinks originates from Japan and Thailand. Although Asia Pacific remains the top region, with a 58 per cent share of total volume in 2004, its lead is expected to decline as other areas develop. North America for example has just overtaken West Europe to hold the next largest share at 15 per cent. From small beginnings, its average growth since 1999 has been an impressive 68 per cent a year. The United States is expected to become the largest national market by 2009.

The Company has a focused vision, talented executive leadership, excellent product innovation capabilities, significant manufacturing experience, and the potential to attain success within the functional food marketplace. The executive team is comprised of experienced businessmen who have been instrumental in creating products that have been profitably marketed in the food, drug and mass sectors (FDM), multi level marketing sector (MLM,) club/warehouse store sector, direct-to-consume sector (DTC,) contract manufacturing sector, and Rx/OTC marketplace sectors. These products were successful in achieving achieved substantially higher margins than most other consumer products categories and we believe that this team will be bring the same success and results to Bond Laboratories’ products.

PRODUCTS

Phase I
Energy Products

Effervescent Energy Drink

This product contains both ingredients that are easily recognized by the consumer and novel ingredients that will be the proprietary property of Bond. The product is packaged in vials as a powder to be mixed with cold water. Ingredients include: caffeine; ginseng; Guarana, taurine (an amino acid-like nutrient); B-vitamins; potassium; a proprietary blend of special herbs; and natural and artificial flavors. One convenient vial has a superior nutritional profile to the ever-popular Red Bull and Monster liquid energy drinks. The advantage of having the product in the form of an effervescent powder is that it can be used anywhere that water is sold or dispensed. The marketplace deployment of ready-to-drink energy products is not all-prevailing. The marketplace deployment of cold, bottled water is ubiquitous. Thus, no need to carry around a bulky can of an energy drink. All that is needed is access to cold water, either bottled or dispensed from a water cooler. The effervescent powder delivery form, is portable, convenient, portrays a high-quality image, tastes great, and is ready-to-use anywhere.

Diet Effervescent Energy Drink

The original ‘fusion’ contains approximately 100 calories, 10-30 below a can of Red Bull, RockStar of Coca Cola. The next natural extension of the brand will be diet versions of the original ‘fusion’ and the ‘seize the day’ product. This should expand potential sales by approximately 35%, equivalent to the percentage of consumers that consume diet drinks on a regular basis.

Phase II
Other Products and Opportunities - Expand Existing formulations to other ‘Niche’ markets.

The other two highest volume products in the nutraceutical supplement business today are Pain Management/Prevention and Weight Loss. With this in mind, Bond has already begun formulation plans for an innovative product line that will distinguish itself based on science and results. This logical progression of product development efforts allows Bond to capture quick revenue within a specific market niche and then expand its marketing reach to other niches. Minor product modifications will occur as Bond migrates and fine tunes its major focus from one segment to the next.

Three Advanced Nutritional Products for Seniors and Soon-to-be-Seniors

The products that will be marketed to these consumers will be modified versions of the products that were marketed to college students. Instead of providing a substantial energy “jolt,” the products will provide nutrients and special botanical ingredients that improve energy, mental focus and function, stress relief and overall feelings of well-being.

1. Effervescent Energy Drink

Liquid nutritional products, such as effervescent drinks, are typically regarded as superior in delivering nutrients to the body versus tablets or capsules. Even tablets and capsules need to be in solution before the nutrients from them can be absorbed. Thus, having a convenient, use-anywhere, good tasting, vitamin-mineral-energy effervescent drink powder is both logical and market-sensitive. In addition, many seniors experience difficulty in swallowing tablets and capsules, so an effervescent powder provides a convenient and easy-to-use form. It delivers nutrients quickly and tastefully to a target audience that can appreciate the appeal of a nutritious drink.

2. Pain Relief

Specifically, Migraine pain relief. Over the past several years, the Director of Science and Formulation for the Company, worked on a project with an herbal formulation that showed strong results in reducing in chronic migraine symptoms. For issues that had nothing to do with the product, it was never brought to market and eventually shelved. Bond has secured the rights for the first year of crop production of this herb.

3. Weight-Loss

As people age, calories naturally start to be redirected to become fat versus being used to provide immediate energy. The nutritional needs of older consumers are far different than those of younger consumers. The older consumers need more nutrient-dense foods and dietary supplements that naturally enhance metabolism. Bond will be offering a safe weight-loss dietary supplement powder product that enhances the metabolism and assists in either losing weight or maintaining a specific weight. A core set of ingredients in the products will be derived from coffee. Two specific coffee extracts will be used: one is from the green coffee bean, and the other is from the coffee cherry. The green coffee bean extract has been shown in some preliminary research to promote weight-loss. The coffee cherry extract has been shown to contain exceptionally high levels of antioxidants. It is superior in its antioxidant capacity when compared to both blueberries and grape seed, two of the botanical ingredients strongly associated with antioxidant function. Thus, our key ingredient will be a proprietary blend of both the green coffee bean and the coffee cherry.

Phase III
Beyond Energy, Pain Relief and Weight loss

Safe Energy Products for Mothers-to-Be and New Mothers

These two consumer groups have been woefully underserved by the pharmaceutical and nutraceutical industries in regard to product offerings. Pregnant women and new mothers have extremely unique dietary supplement needs, especially when it comes to helping to support feelings of energy and well-being, weight-loss after the baby is born, and overall mood enhancement without the use of drugs. Bond has identified and discovered some unique nutrients that can be provided to the consumers within these segments. These include choline, essential fatty acids, specific amino acids, and other unique conditionally essential nutrients.

The dietary supplement products will be formulated with the intent of ensuring that the pregnant woman and mother-to-be receive all the supplementary nutrients she needs to support the exceptional health of her baby. After the delivery of the baby, Bond will be developing a marketing program loosely designed after the Gatorade program, “is it in you?” The core message in the Bond marketing program will be to educate and motivate the woman to consume the correct dietary supplements that will be transferred to the baby during nursing. The milk of nursing mothers is the only nutrition the baby will receive for many months. The nutritional quality of the breast milk is entirely dependent upon the mother’s bodily nutrient stores and what she consumes on a daily basis. The breast milk content of unique and essential fatty acids, amino acids, minerals, and other critical elements can be safely enhanced by providing superior nutrition with dietary supplements. For example, it has been researched and cited that the infant who receives adequate fatty acids such as docosahexaenoic acid (DHA) found in fish has a higher IQ when older, as much as 8 IQ points. If one looks at the nutrition facts panel on infant formulas you will see that there are several nutrients that have never been put into a nursing mother’s dietary regimen, e.g., taurine, choline, DHA/ARA (arachidonic acid - another fatty acid needed for health), etc. It is Bond’s intent to be the category leader in the prenatal and postnatal dietary supplement marketplace by providing these unique and rarely used nutrients. These nutrients are regarded by experts as essential for adequate infant growth, health, and mental function. It is also believed that the drain on the mother’s body for these nutrients leads to fatigue - both physical and mental. By supplementing the mother with these unique nutrients her energy levels will be improved and sustained and thus her feeling of well-being.

Weight-loss and Mood Enhancement Products after the Baby Arrives

After the baby arrives, most mothers find that they have gained both the weight of the baby and a considerable amount of other weight. If they are nursing, they will usually wait until after they have stopped nursing before they start a weight-loss program. In addition to losing weight, there are a significant number of women who experience postpartum depression (a form of depression that occurs after the baby has been delivered.) There are currently no nutritional supplements that have been designed to address this form of depression.

Again, Bond Laboratories will build upon its solid reputation for marketing safe, effective products and offer weight-loss products that increase feelings of energy and assist the body in losing weight. The core ingredient in the weight loss products will be Caffenol PureTM , and Super Citrimax Clinical Strength. The weight loss tablet product will be very similar to the product that has been already introduced to seniors and the weight loss snack will be very similar to the Snack Bites for HealthTM. The unique difference for the weight loss tablets is that they will also contain special nutrients that improve mood and help fight depression. These nutrients include specific amino acids, specific vitamins and minerals, DHA, and what are considered as conditionally essential nutrients such as taurine and choline. The unique modifications for the snack bites will include special mood-enhancing derivatives of chocolate.

 BUSINESS STRATEGY

The Opportunity and Vision for Bond Laboratories:

Establish a company with the ability to maximize sales at all levels of the product life cycle.

•	Build an R&D facility based on the experience of Management to facilitate internal ideas and ‘orphan’ product development.

•	Control manufacturing by acquiring limited equipment that is specific in nature to products that have already proved market capabilities.

•	Build a Distribution Network by partnering in advance with centers of influence in each of the key segments of Nutritional Supplement marketing.

Focusing Upon Successful Products - and Dosage Forms

Bond is focusing upon developing and deployment of niche products in dosage forms that are pleasing (branded and contract manufacturing); niche products that have very unique selling propositions (USPs) and intellectual property (branding, patents, trade secrets, and early-in-life cycle positioning) power. The Company strategy is to:

1. Manufacture unique dosage forms, specifically powders in convenient single serving dosage forms, e.g., effervescent drink powders, children’s nutraceutical drink powders, Rx and OTC drug products, and related products. These will be in the forms of both branded products and in private label (contract manufacturing) products.

2. Create and deploy in the marketplace(s) unique and innovative products that initiate immediate repeat purchases from the consumer because they are highly effective at producing recognizable effects upon health, well-being, energy, mental focus, athletic performance, and self-image in a relatively short period of time. These will be in branded formats, private label formats, and contract manufacturing formats. The Company will manage the life cycle of its unique intellectual property products (and processes) from new-to-market through the mature state. (This latter stage of product life cycle is when products become more generic and less costly.)

3. Acquire orphan or widow products or brands to enhance the Company portfolio. This third part of the Company’s business strategy is very similar to that of Prestige Brands (http://www.prestigebrands.com/aboutus-his.htm,) except for the fact that the Company will focus upon the nutraceutical marketplace. These are products that have somehow been under-capitalized or poorly managed. They require the skill of industry experts to administer the “paddles” to resuscitate the product or company and improve net profits through innovation not just through slicing and dicing the business structure.

The typical barriers to entry for start up products like the constraints of manufacturing and distribution still exist, but acceptance to new and innovative formulations is creating a more level playing field.

Bond Laboratories is positioned to enter the forefront of the Nutraceutical Supplements business by identify and nurturing new product development and focusing on alternative delivery platforms for existing formulations vs. the traditional pill/capsule methods, which have proved to be overwhelming and often difficult for the consuming public to digest. With a management team that has extensive relationships and experience in all aspects of the Nutritional Supplement business including; research and development; contract manufacturing; distribution; and marketing on an international level, the Company believes it can create a environment that nurtures unique ideas to profitability and assists them in overcoming the typical constraints that make barriers to entry so difficult.

The Nutritional Supplements Industry is dominated by numerous small inventors and entrepreneurs with innovative product ideas, (orphan products), but little or no market experience; and a few major Distribution companies:

•
A doctor here, a dietician there, a pharmacist or a nurse watch the activities of their patients and envision a product that could make life easier, less stressful and more enjoyable. Some of these people take the steps to formulate a sample or proto-type of their vision. With enough positive feedback, a few will try to bring the new formulation to the public. But, the barriers to market entry keep numerous small start-up companies with good product ideas from succeeding. They lack a large enough distribution channel to justify production levels necessary to achieve profitability.

•
On the other end of the spectrum are Large Distribution Companies, predominantly comprised of Wholesale companies supplying mass retailers with branded products or private label programs, and Direct to Consumer MLM’s, (Multi Level Marketers).

The lifecycle of a typical Nutritional Supplement Product begins with the entrepreneur. Should they be lucky enough to succeed through the difficult start up stages, bring their product to market and achieve sales volume high enough to reach cost effect production, they can expect to capture between 5% and 10% of the potential market. The balance will go to Large Distributors who will have slight variations of the original product developed for them and proceed to capture the lion’s share of the market through Private Label Programs for Major Retailers, Direct to Consumer and Multi-Level Marketing companies.

A. PRODUCT DEVELOPMENT STAGES

Phase One: Branded and Contract Product Manufacturing - Individual Serving Powders

The Company will acquire manufacturing space and the equipment necessary to manufacture single-serving powder products. These include: effervescent powder drink mixes (energy and electrolyte/vitamin,) children’s multivitamin-mineral “pixie sticks,” children’s and tweens multivitamin-mineral drink mixes, and related products. The products will be both branded and contract manufactured. The Company has over thirty products in various stages of development at this time. This phase will allow the Company to grow by offering a unique packaging format to qualified companies as well as for the Company’s branded products.

Phase Two: Protected Intellectual Property Products

At the current time, the executive team is developing weight loss and diet products and condition-specific products (migraine, visual impairment, cognitive dysfunction, immune enhancement, and vanity-related products.) At this time, all of the products the Company is researching are protected by either trade secret or patent. This phase will allow the Company to grow by offering innovative products either for sale directly to the consumer or through licensing.

Phase Three: Orphans and Widows

During Phase Three, the Company will acquire products or companies that have either been undercapitalized or poorly managed. This phase will allow the Company to grow by acquisition and offering the muscle to take the orphans and widows to greater levels of success.

THE MARKET.

A. NUTRACEUTICAL AND DIETARY SUPPLEMENTS INDUSTRY OVERVIEW

Due to the increasing prices of healthcare and rising longevity, consumers are purchasing nutraceutical dietary supplements in record numbers for prevention and health maintenance. At the same time, the dynamics of the industry itself are changing. Historically, these products have used a pill or capsule delivery method, which when increased in daily consumption, has proved to have a negative effect of the stomach. Major firms in the industry are looking to develop an alternative delivery platform for their products.

There has been a steady migration from the solid dosage forms, i.e., capsules, tablets, and softgels, to more organoleptically (pleasant tasting and sensory gratifying) dosage forms. Research has shown that there is a limit to the number of solid dosage forms a person willingly consumes each day. The vast majority of consumers will digest five or less solid dosage forms per day without much hesitation. Compliance to dietary supplement regimens that dictate the consumption of more than five per day is very weak. As people age, and are required to consume solid dosage form medications, the number of dietary supplements they consume will either remain at five or less, or even decrease.

Industry experts refer to this as “pill fatigue”.

This fatigue factor has resulted in a dramatic and significant shift in buying habits by those people who wish to improve their health with dietary supplements. There is a limit to the number of pills, capsules or tablets a person will comfortably consume each day. Thus, the dietary supplement consumers (about 70% of U.S. population) are now shifting their buying power to alternative dosage forms, loosely referred to as functional foods. In addition to this, a remarkable phenomenon has occurred. People who do not usually focus upon consuming dietary supplements for healthful purposes are now actively seeking products that offer some type of healthful benefit. They are adding to the buying power in the marketplace. This layered-on group of buyers is focused upon the energy enhancing effects of functional foods.

Functional foods represent a convenient and tasty way for people to enrich their diet, reinforce the feeling they are making healthy dietary choices, and provide nutritional diversity and richness to their food intake. Witness the rapid and sustained growth of the children’s gummy vitamin products (e.g., the vitamin gummy bears,) powdered vitamin C drink products (e.g., Alacer’s Emergen-C,) energy and diet bars (e.g., too numerous to mention brands,) and a variety of nutraceutical drink products (e.g., Red Bull, SoBe, and others.) This broad category, loosely characterized as functional foods, has been broadly accepted by the consumer, embraced by small and large companies, with less stringent regulation by the U.S.F.D.A.

B. COMPETITION &COMPETITIVE ADVANTAGES

Bond Laboratories will inevitably encounter competition in each market that they enter. Patent applications that cover new embodiments of technology will be pursued wherever possible. While the Company cannot assure that the patents and applications will block competitive products, they should help the company become a significant participant in the marketplace.

The industry leader is Red Bull with annual sales of approximately $1 billion. The other leaders in the category include Monster, (manufactured and distributed by Hanson Beverages), RockStar, (now distributed by Coca Cola along with its own brand ‘Full Throttle’), Amp, (manufactured and distributed by Pepsi) and SoBe, (also manufactured and distributed by Pepsi). Recognizing that it would be financially impossible to purchase shelf space in grocery stores or 7/11 stores on a competitive basis, the Company will be marketing ‘fusion’ to college students directly with an emphasis on a new form of delivery, higher quality and superior taste.

98% of all energy products are sold in cans. Fusion is sold as a powder in a convenient vial, which is poured into cold water at the time of consumption. This gives ‘fusion’ a major advantage that is stressed to the consumers in all marketing materials. Not only is it easier to carry around a small tube or two, vs. several cans, (which must stay cold), but cans use science and technology from over ten years ago. Since 1995, there have been great discoveries in energy producing nutrients. More important, studies have clearly demonstrated that most ingredients are not stable in normal beverage products and that the longer they stay in contact with liquid, the less potent they become. These sensitive substances begin to degrade and lose strength almost immediately when mixed with liquid at the time of production. Shelf life and exposure to light promote further loss of their potency, not to mention how the negative impact interaction with the aluminum can produces.

Fusion is being marketed as the new technology for ‘energy on demand’ to a generation that responds very positively to this kind of message. In addition, because fusion is in a powder, its usage can be expanded far beyond simple consumption as a liquid like a can. The Web Site for product line, “got-fusion.com” highlights recipes that include mixing the powder with not only cold water, but with alternatives such as plain yogurt for breakfast, vanilla ice cream, lemonade, ice tea as well as a substitute ingredient for baking sugar cookies.

Packaging

Effective packaging can be one of the most cost effecting marketing campaigns. ‘Fusion’ is being sold in Five and Twenty Packs.

The competition is sold in stores in single cans and in 4-packs. A single can of Red Bull or RockStar retails for $1.85-$1.99. A 4-pack retails for $7.50-$7.99. One Vial of ‘fusion’ mixed with 8 oz. of cold water is the equivalent to one can of a competitors drink in volume and ‘buzz’ factor. Fusion is offered:

•	3-Vial Starter set, (one vial of each flavor), with 3 cups and 3 stirrers for $5.00

•	5-Vial Weekend set, with 5 cups and 5 stirrers for $7.50 - $10.00 depending on the venue. (If ordered on the internet, the 5-pack sells for $7.75 plus shipping and tax where applicable.

•	20-Vial set of an individual flavor for $25.00

Initial Market Reception to Fusion

Fusion was initially targeted at two different market segments: College students and Baby Boomers.

Statistics showed that the majority of energy products were consumed in social environments, (like bars and clubs) and as a replacement for coffee.

College Market - Give-away cards were distributed at San Diego State University and the University of California at San Diego in February and March of 2006. The card required the student to log on to the Company web-site to be sent a free sample pack. 2,500 cards were handed out at each school with approximately 350 students logging on to the site and providing their mailing address to receive samples, which equated to 14% at each location.

Unfortunately, there was very little follow through of actual purchases of product on the web site and management concluded that the college market was well trained to receive free product, but that energy products are spontaneous purchases and were not willing to wait for delivery.

Baby Boomers - The Company purchased booth space at three of the largest Street Fairs in greater San Diego; the Encinitas Street Fair, The Carlsbad Street Fair and the Escondido Street Fair. Following the ‘Costco’ model of ‘sample and sell’, 1-2 ounce samples were handed out. 16 ounce pre-mixed cups were sold for $1.50 and boxes of 5 tubes were sold for $7.50. Customers were encouraged to purchase a cup and walk around the fair for approximately 30 minutes to begin to appreciate the great feeling that Fusion would give them. They could then come back with the empty cup and get a $1.50 credit towards the purchase of the box of 5 tubes. The results were excellent:

Event	Samples	Cups	Sell Thru	Boxes	Sell Thru
Encinitas Street Faire	2600	250	9.62%	58	23.20%
Carlsbad Street Faire	2800	265	9.46%	66	24.91%
Escondido Street Fair	1900	165	8.68%	45	27.27%

Based on the results of these street fairs and follow through sales on the internet, the target customer has been defined as male or female between the ages of 25 - 60 and is promoted as a positive replacement to coffee.

Feedback from customers confirms that although Fusion is initially thought of as an energy drink, it is far superior; not only increasing energy, but providing a kind of euphoric feeling without the typical jitters or crash associated with traditional energy drinks.

The Power of Bond Laboratories Research and Development

Bond Laboratories has employed the skills of two of the leading formulators in the nutraceutical industry to research, develop, and manage the manufacturing of their products. These two nutraceutical experts have created products for some of the household names of marketing and retailing, including: Wal*Mart; Costco; NSA; Mannatech; Mary Kay; Herbalife; Leiner Health Products; CVS; QVC; and numerous other world-class companies. These two experts are now devoting their significant skills to Bond Laboratories to create state-of-the-art dietary supplements and functional foods that address the needs of eager-to-buy niche consumers in underserved markets.

C. MANUFACTURING, PRODUCTION, AND QUALITY CONTROL

Instead of being an obstacle for promising innovations, Bond intends to become a kind of incubator for start-ups in the Supplement business. The common element between the major distributors and the small entrepreneurs are the Contract Manufacturers, who produce most of the products on the market today. The majority of their business is made up of high volume commodity products for Branded Distribution Companies that do no manufacturing of their own. Thus, start up companies find themselves vying for production time from the same contract manufacturers that supply their largest potential competitors. In fact, most of these Distribution companies do little or no research and development of their own, relying instead upon innovations from the Contract Manufacturers or copying successful entries to the marketplace from entrepreneurs and small start-up companies.

The result is that innovative start-up companies eat up the majority of their capital on the high cost of formulation and small runs of pre-production lots, provided they can find a contract manufacturer that has the time and capacity to take on smaller new clients. Initial marketing and distribution costs use up the remainder of their capital, often preventing them from achieving enough market penetration to reach the economies of scale necessary for sustained success. If they do get to market with a product with ‘legs’, it is inevitable the larger players will undercut them with similar products very quickly.

Private Label and Contract Manufacturing Opportunities Abound

While there is an abundance of capsule and tablet manufacturers in the nutraceutical marketplace, there is a tremendous scarcity of companies capable of formulating and packaging products in the individual serving format. Numerous companies desire to have products that are more convenient than bulk packaged items. They wish to offer to the consumer convenience-oriented, single serving products either for retail sale or for promotional initiatives. The Company will be a very attractive partner for the manufacture of this unique packaging. In addition to having the skills and the innovative product offerings, the Company will have an environmental advantage, i.e., facility located in a very dry environment. Virtually all the companies that manufacture powders, and especially moisture-sensitive powders, have their facilities located in humid areas. It is very expensive to maintain a low humidity manufacturing environment in humid geographical areas. As the cost of energy continues to increase, the cost bar for manufacturing moisture-sensitive products also increases. The advantage to manufacturing powder products in a low relative humidity environment means the manufacturing costs are less and the product quality is superior. As other companies may seek to provide this type of packaging format, they will have to compete with us, and we will have a significant cost-competitive advantage due to desirable environmental conditions.

D. DISTRIBUTION NETWORK

Pre-established Distribution Network

In the Nutritional Supplement business, it is difficult to bring a new product to market and sustain differentiation because the base materials are typically available in the public domain. (Patented materials are rarely if ever marketed directly by the company that did the development work or sold to an exclusive end user.) If a start-up company overcomes the obstacles that typically cause failure, like insufficient capital or lack of strong marketing relationships to get their product into the hands of the consuming public, they often find themselves competing with a major Distribution Company that has brought their own version of the start-up company’s new product to market several months after their initial product launch, often at a less expensive retail price because of their ability to begin production at cost effective levels.

Not only will the company be able to offer a level of research and development expertise that would normally be unavailable to these entrepreneurs, management anticipates directing their products to marketing and distribution through its pre-existing relationships. Successful in its initial campaign, (5% - 10% market share), Bond can then capture the contract manufacturing business for the major distribution companies that will be looking to enter the market with a similar product, (90% - 95% market share), maximizing the total potential of a products lifecycle vs. just the initial introduction stages . All services will be offered to customers on a Fee for Services basis with an ownership participation option in successful products.

Partners vs. Representation

Most new companies conceive an idea, test market and then seek out a distributor or attempt to get retail space directly. This means that the brokers who will represent and support the new product through the distribution channels are not directly involved in the development of the product or emotionally invested in the lifecycle of the product. By contrast, Bond is partnering in advance with well established brokers in each of the five major areas of distribution, not only contracting for their services at market rates, but incentivizing them with equity in the company that they can vest into over the course of the success of each products life. Too often, the product representative opens the difficult door for a new product/company, only to watch them grow substantially, but not getting the opportunity to participate in the increased overall value of the ‘brand’, due to their initial and ongoing efforts. Management believes that as initial shareholders in the Company, these distributors will keep its products at the top of their priority list and take every effort to make sure that new ideas and concepts are being considered by Bond before anyone else.

E. ADVERTISING AND MARKETING

Unique Market Segments; Niches and Gaps

The nutraceutical and functional food marketplace is rich with groups of consumers that make up unique market segments. These niches have consumers that are driven to obtain products that address their specific needs. Consumers within these segments seek products that may or may not be available from the Food, Drug, and Mass marketplace, but are not specifically formulated or marketed to their unique group. These consumers are usually early adopters who are anxious to try new products. The caveat is that the new products need to be very focused upon the succinct needs of the niche consumers. The gaps in the product offerings for the niches are waiting to be filled by Bond Laboratories, Inc.

The most prominent and profitable Unique Market Segments are Energy, Pain Relief and Weight-loss. These three mega-niches command extremely high revenue generation and typically have meteoric sales for correctly formulated and targeted products. Since the demise of Ephedra as a key ingredient in energy and weight loss tablets, capsules, powdered drink mixes, liquids, and functional foods, the consumer has been searching for effective alternatives. The result is a $1 billion gap in the Weight Loss category alone.

F. GOVERNMENT REGULATIONS

To the extent that we sell our products outside the U.S., we are subject to the Foreign Corrupt Practices Act which makes it unlawful for any issuer to corruptly pay or offer to pay, any money or anything of value to any foreign official, foreign political party or official thereof or any candidate for foreign political office ("Foreign Officials") or any person with knowledge that all or a portion of such money or thing of value will be offered, given, or promised, directly or indirectly, to any Foreign Official.

While we have not made any offers, payments, promises to pay, or authorization of any money or anything of value to any foreign officials, we have implemented a policy to be followed by the officers, directors, employees and anyone acting on our behalf, that no such payments can and will be made. We have made all employees cognizant of the need for compliance with the Foreign Corrupt Practices Act and any violation of our policy will result in dismissal. Further, we conduct periodic reviews of this policy with all employees to ensure full compliance.

G. INTERNATIONAL INFLUENCES

The Company is seeking to establish an international sales base. International operations and exports to foreign markets are subject to all of the risks generally associated with doing business abroad, such as foreign government regulation, economic conditions, currency fluctuations, duties and taxes, political unrest and disruptions or delays in shipments. These factors, among others, could influence the Company’s ability to sell its merchandise in international markets. If any such factors were to render the conduct of the business in a particular country undesirable or impracticable, there could be a material adverse effect on the Company’s business, financial condition and results of operations. In addition, the majority of the Company’s sales are derived from the U.S., and most of the Company’s current information on buying patterns and customer preferences are based on its customers in the U.S. As a result, predicting foreign consumer demand may be more difficult for the Company than predicting U.S. consumer preferences, and there can be no assurance that the Company’s merchandise or marketing efforts will be successful in foreign markets.

Our business extends to the sale of products in foreign markets. Potential future foreign markets have different regulations related to the environment, labor relations, currency fluctuations, exchange controls, customs, foreign tax increases, import and export, investment and taxation which will also subject us to increased regulation costs and possibly fines or restrictions on conducting our operations. Currency fluctuations may have an effect on our current activities, in that revenues are generally tied to the U.S. dollar. A weakening of the U.S. dollar (or other foreign currencies) may have an adverse material effect on the financial condition of the Company.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF PLAN OF OPERATIONS

The following discussion and analysis of our plan of operations should be read in conjunction with our financial statements and related notes appearing elsewhere in this prospectus. This discussion and analysis contain forward-looking statements that involve risks, uncertainties and assumptions. Actual results may differ materially from those anticipated in these forward-looking statements as a result of certain factors, including, but not limited to, those presented under the heading of “Risk Factors” and elsewhere in this prospectus.

Plan of Operations

We were incorporated in Nevada in July of 2005. The focus of the company has always been to develop an alternative nutraceutical dietary supplement delivery platform vs. antiquated capsules and pills. Two trends have lead Management to believe an enormous window of opportunity was developing in the supplement business that would change consumers’ purchasing habits across the board:

With the constant increase in healthcare, consumers were going to focus on prevention in greater numbers, to reduce the costs of eventual treatment, increasing their commitment and consumption of dietary supplements.

Consumers are living longer, but as they get older, their stomach’s ability to process capsules and pills reduces. In fact, delivery of supplements through the stomach is one of the least effective ways for the body to get the benefits of the ingredients. It is not unusual for 75%+ of the contents to dissipate through the liver before traveling to the parts of the body it is intended for.

In September of 2005, we assembled a core group of individuals with extensive backgrounds and experience in the Nutraceutical Supplement business to form our development team. As we were relying upon limited funds from one of the principles and a few individuals who had invested with him in the past, everyone was brought on in a consulting capacity enabling us to maximize our cash by paying for only time actually used. Several of these people were also granted founders shares. This kept our initial overhead below $20,000 per month.

It was concluded early on, that the Company should limit its focus to the three largest SKU’s in the Supplement business; Energy, Pain Relief and Diet. The Company would not focus on commodity products like individual Vitamins A, B, C, D, E, etc… as they remain very low margin products with numerous large competitors dominating the space. Of these three categories, it was determined that Energy would be the easiest and least expensive product line to introduce first, at the same time enabling the Company to explore the challenges of delivering ingredients through a powder vs. traditional capsules and pills.

When we first began our research, there were over 100 Energy drinks on the market, but only a handful of powders, of which two dominated the retail market; Zipfizz and Rip It, (an extension of the Rip It Energy Drink). Zipfizz sold 20 million individual serving tubes in 2005. Having determined that the largest groups of consumers of Energy drinks were between the ages of 18 and 30 with the majority of those between 18 and 22, we decided to go target the college markets first. From September through December we worked on formulations, branding and packaging. The name for the product we selected was Fusion. Three flavors were developed, Atomic (a lemon line flavor similar to existing energy drinks on the market), Sunrise, (a tangerine/orange flavor and Cosmo, (a strawberry punch).

In January of 2006 we completed our packaging, determined pricing and contracted with a laboratory in Arizona to manufacture our first production. We began our first test marketing in February at San Diego State University and the University of California at San Diego. Cards were handed out on campus that invited the students to log onto our web site to receive a free sample box of Fusion. Approximately 4,000 cards were dispersed that resulted in over 400 responses, a very high percentage based on the fact that the students actually had to hold onto the card until they got home and then log onto the web site and provide their personal contact information.

From inception to test marketing we expended approximately $150,000.

With close to a 10% response rate on our ‘Give Away’ cards, we projected that approximately 10% of those individuals would become customers and place replacement orders. We were quite disappointed when less than 1% followed through and were forced to go back and revisit our assumptions. We concluded that there were three areas that would account for the limited results:

•	Taste/energy level achieved

•	Price

•	Distribution method

In April we decided to test a new distribution model by selling Fusion at a few local street fairs. We handed out 2 ounce samples, sold 16 ounce pre-mixed cups and box sets of 5 tubes, cups and a stirrer. These results were far more positive. At each fair, we handed out approximately 2,000 samples, sold approximately 200+ cups and about 50 boxes. In each box was a card explaining how to re-order Fusion from our web site, which several customers continued to do.

We revamped our marketing and distribution model. Our target consumer became adults between the ages of 25 and 60. It was also determined that needed develop a distribution network in advance of bringing the product to market and that we must take control of our production. To accomplish the first of these steps, we decided to offer equity to certain groups that had distribution relationships in the retail outlets that cater to our newly defined target market. They vest into their ownership based on their success. We have not asked them to discount their services.

In July, we signed a lease for a 1,850 sq. ft. warehouse in Murrieta, CA. Blending and Packaging equipment orders were placed with November delivery dates. By the end of November, we anticipate having the warehouse being a fully functional R&D/Manufacturing/Production lab. Proto-type packaging is being developed simultaneously. The combined cost of the equipment, raw materials and packaging equipment will be $150,000. The effect of taking control of our own production will reduce our cost of goods sold by close to 30%.

Our sales to date have been limited to street fairs and internet orders. Although insignificant in size, these sales have enabled us to identify our true target customer for the product and attract interest from several potential distributors of the product. More important, these distributors lack product lines in Energy, Pain Relief or Diet, but have very positive relationships with their customer bases, enabling them to extend their product offering and allowing the Company to ride on their positive reputations.

We have been dependent upon funding from certain stockholders to sustain our operations. As of August 20, 2006, we owed these stockholders approximately $390,000. These stockholders are under no obligation to continue to provide funding to us. These stockholders have provided us with oral assurances that they will continue funding our operations up to an additional $375,000. However, we have no legally binding assurance that they will continue funding us in the near-term or that the amount, timing and duration of funding from these stockholders will be adequate to sustain our operations. Our only outstanding debt aside for these loans is the accrued salary and expenses of our President which totaled $160,000 as of August 1, 2006. None of the proceeds from this offering will be used to pay back any loans and our President has agreed to leave his unpaid salary and expenses on the books until we have raised a minimum of $1 million. Our current cash balance will not be sufficient to repay the obligations as they are currently recognized.

Our budget through the year 2006 does not rely on proceeds from this offering, or on any funds received through exercise of our warrants. However, it does assume that the $375,000 committed from existing shareholders is received. All new capital inflows will enable us to accelerate our product development, tests and provide us with an opportunity to commence contract manufacturing ahead of schedule and to expand our pipe line of product candidates.

Completion of these projects as well as our ability to satisfy our operational and overhead expense requirements beyond 2006 is dependent on our raising additional capital. Should we fail to generate sufficient cash inflows either from operations or through future equity or debt sales, we may not be able to implement our business plan, complete any of these projects, or sustain our operations through the second quarter of 2007.

Further product development and fulfillment of the distribution channels we are planning to pursue will require us to use the funds received through this offering. The research and development/product development and full production costs will total approximately $2,000,000 to fulfill our strategic goals.

As discussed in our risk factors, our business operates in a highly competitive environment. Continued economic slowdown as a result of terrorist attacks, market decline, the war in Iraq, or a combination thereof appears to have resulted in a general reduction of external capital available to start-up nutraceutical companies. In addition, new products or delivery platforms could be developed which could compete directly with our product candidates, significantly reducing our potential revenue stream.

Overhead Costs. The Company estimates that our overhead costs over the next two years will amount to approximately three million dollars, categorized as follows:

•	Approximately $1,100,000 for laboratory rent, equipment, maintenance and materials;

•	Approximately $900,000 for administrative expenses including salaries, office rent and maintenance;

•	Approximately $1,000,000 in marketing, legal and other expenses, including trademark filling fees, financing costs and professional fees.

Results of operations

We are a development stage company and have generated limited revenues from sales of our first product, Fusion. For the years ended December 31, 2005 we generated no sales. During the first six months of 2006, we had sales of $4,100. Our future revenue plan is uncertain and is depended on our ability to effectively introduce our products to our target consumers, generate sales and obtain contract manufacturing opportunities. The margin for nutraceutical supplement products depends on the distribution market. In warehouse clubs, the wholesale margin is less than 30%. In Mass retail which would include Grocery and convenience stores, the margins are 40%+. In MLM, (Multi-level Marketing), and Direct to Consumer, the margins are 50%+. Margins for Contract Manufacturing are 20-30%.

The Company incurred losses of approximately $182,000, and $154,000 for the six-month period ended June 30, 2006 and for the year ended December 31, 2005, respectively. Our losses since our inception through June 30, 2006 amounted to $336,000. The increase in the loss from 2005 to 2006 reflects our investment in product development, packaging, contract manufacturing and marketing. Once our warehouse is fully functional and we retain a marketing director, our monthly operating expenses are expected to grow to $75,000.

Liquidity and Capital Resources

The Company has maintained a minimum of three months of working capital in the bank since September of 2005. This figure was determined to allow for an adequate amount of time to secure additional funds from investors as needed. To date, the Company has succeeded in securing capital as needed, but there is no guarantee this will continue. As of June, 2006, the required amount was approximately $60,000, ($20,000 per month with the President accruing his salary). The company had a balance of $90,000+ in its bank account at the end of June 2006. Because the Company continues to rely upon private investors for additional capital to grow the business, it can not and will not accept trade credit from any vendors. All significant purchases are pre-paid or a 50% deposit is made with the balance available in the bank account.

We believe we will have to rely on public and private equity and debt financings to fund our liquidity requirements over the intermediate term. We may be unable to obtain any required additional financings on terms favorable to us or at all. If adequate funds are not available on acceptable terms, and if cash and cash equivalents together with any income generated from operations fall short of our liquidity requirements, we may be unable to sustain operations. Continued negative cash flows could create substantial doubt regarding our ability to fully implement our business plan and could render us unable to expand our operations, successfully promote our brand, develop our products and respond to competitive pressures or take advantage of acquisition opportunities, any of which may have a material adverse effect on our business. If we raise additional funds through the issuance of equity securities, our stockholders may experience dilution of their ownership interest, and the newly issued securities may have rights superior to those of our common stock. If we raise additional funds by issuing debt, we may be subject to limitations on our operations, including limitations on the payments of dividends.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

Management’s Discussion and Analysis of Financial Condition and Results of Operations are based upon our consolidated financial statements, which have been prepared in accordance with generally accepted accounting principles in the United States. When preparing our financial statements, we make estimates and judgments that affect the reported amounts on our balance sheets and income statements, and our related disclosure about contingent assets and liabilities. We continually evaluate our estimates, including those related to revenue, allowance for doubtful accounts, reserves for income taxes, and litigation. We base our estimates on historical experience and on various other assumptions, which we believe to be reasonable in order to form the basis for making judgments about the carrying values of assets and liabilities that are not readily ascertained from other sources. Actual results may deviate from these estimates if alternative assumptions or condition are used.

Revenue Recognition

Revenue recognized when from product sales is recognized when product is shipped. Revenue from sales of the product is recorded when shipped and title has passed, and the Company has no further obligation.

Trademarks and Other Intangible Assets

Trademarks with finite useful lives are stated at cost and are amortized using the straight-line method over the remaining useful lives, ranging from twelve to nineteen years.

The Company evaluates the remaining useful life of intangible assets with finite useful lives each reporting period to determine whether events and circumstances warrant a revision to the remaining period of amortization. If the evaluation determines that the intangible asset’s remaining useful life has changed, the remaining carrying amount of the intangible asset is amortized prospectively over that revised remaining useful life. The Company evaluates its intangible assets with finite useful lives for impairment whenever events or other changes in circumstances indicate that the carrying amount may not be recoverable. The testing for impairment includes evaluating the undiscounted cash flows of the asset and the remaining period of amortization or useful life. The factors used in evaluating the undiscounted cash flows include projected future operating results and cash flows and any other material factors that may effect the continuity or the usefulness of the asset. If impairment exists, the intangible asset is written down to its fair value based upon discounted cash flows.

Assets with infinite lives include manufacturing process which is stated at costs and is not amortized, but tested for impairment at least annually as of December 31 or between annual tests if an event occurs or changes in circumstances that would indicate that the carrying amount may not be recoverable. The testing for impairment includes evaluating the undiscounted cash flows of the asset. The factors used in evaluating the undiscounted cash flows include projected future operating results and cash flows and any other material factors that may effect the continuity or the usefulness of the asset. If impairment exists, the intangible asset is written down to its fair value based upon discounted cash flows.

FAS 141
Accounting for Intangible Assets

Initial Recognition and Measurement of Intangible Assets

An intangible asset that is acquired either individually or with a group of other assets (but not those acquired in a business combination) shall be initially recognized and measured based on its fair value. General concepts related to the initial measurement of assets acquired in exchange transactions, including intangible assets, are provided in paragraphs 5-7 of Statement 141. The cost of a group of assets acquired in a transaction other than a business combination shall be allocated to the individual assets acquired based on their relative fair values and shall not give rise to goodwill. Intangible assets acquired in a business combination are initially recognized and measured in accordance with Statement 141.

Determining the Useful Life of an Intangible Asset

The accounting for a recognized intangible asset is based on its useful life to the reporting entity. An intangible asset with a finite useful life is amortized; an intangible asset with an indefinite useful life is not amortized. The useful life of an intangible asset to an entity is the period over which the asset is expected to contribute directly or indirectly to the future cash flows of that entity. The estimate of the useful life of an intangible asset to an entity shall be based on an analysis of all pertinent factors, in particular:

a. The expected use of the asset by the entity
b. The expected useful life of another asset or a group of assets to which the useful life of the intangible asset may relate (such as mineral rights to depleting assets)
c. Any legal, regulatory, or contractual provisions that may limit the useful life
d. Any legal, regulatory, or contractual provisions that enable renewal or extension of the asset’s legal or contractual life without substantial cost (provided there is evidence to support renewal or extension and renewal or extension can be accomplished without material modifications of the existing terms and conditions)
e. The effects of obsolescence, demand, competition, and other economic factors (such as the stability of the industry, known technological advances, legislative action that results in an uncertain or changing regulatory environment, and expected changes in distribution channels)
f. The level of maintenance expenditures required to obtain the expected future cash flows from the asset (for example, a material level of required maintenance in relation to the carrying amount of the asset may suggest a very limited useful life). If no legal, regulatory, contractual, competitive, economic, or other factors limit the useful life of an intangible asset to the reporting entity, the useful life of the asset shall be considered to be indefinite. The term indefinite does not mean infinite. Appendix A includes illustrative examples of different intangible assets and how they should be accounted for in accordance with this Statement, including determining whether the useful life of an intangible asset is indefinite.

In accordance with SFAS 141 Goodwill and other intangible assets the company capitalized the logo and website. The company measured the fair value at the cost of the development of the logo and website. The company conservatively valued this at historical cost basis. Further the intangible asset gave rise to subsequent and future cash flow as reported in our June 30, 2006 interim financial statements. During this interim period of June 30, 2006 the company recognized nearly 5,000 in revenue and has continued to recognize revenue through out the fiscal period. The Company paid for the website and logo to create a brand awareness of its infusion product. Through this brand awareness the company has successfully generated ecommerce sales through its website and logo exposure.

Net Income (Loss) Per Share

The Company has presented basic and diluted net income (loss) per share pursuant to SFAS No. 128, “Earnings per Share,” and the Securities and Exchange Commission SAB No. 98. In accordance with SFAS No. 128, basic net income (loss) per share has been computed by dividing net income (loss) by the weighted-average number of shares of common stock outstanding during the period. Diluted net income (loss) per share includes the effect, if any, from the potential exercise or conversion of securities, such as stock options, which would result in the issuance of shares of common stock.

Basic and diluted loss per share is based on the net loss divided by the weighted average number of common shares outstanding during the period. No effect has been given to outstanding potential common shares such as options, warrants and convertible instruments in the diluted computation as their effect would be antidilutive.

Off-Balance Sheet Arrangements

We have not entered into any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources and would be considered material to investors. Certain officers and directors of the Company have provided personal guarantees to our various lenders as required for the extension of credit to the Company.

DESCRIPTION OF PROPERTY

The Company operates as a company headquartered in Solana Beach, CA. On May 17, 2006, the Company signed a one year lease to rent space for $1,570 per month. On July 3, 2006 the company entered into a lease for 1,875 of office warehouse space in Murrieta, CA. The term of the lease is for two years with rent of $1968.75 per month beginning September 1, 2006.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

No Public Market for Common Stock

There is presently no public market for our common stock. We anticipate applying for trading of our common stock on the over the counter bulletin board upon the effectiveness of the registration statement of which this prospectus forms a part. However, we can provide no assurance that our shares will be traded on the bulletin board or, if traded, that a public market will materialize.

Stockholders of Our Common Shares

As of the date of this registration statement, we have 28 registered shareholders.

Rule 144 Shares

Apart from the founder’s shares, most of our common stock will be available for resale to the public in accordance with the volume and trading limitations of Rule 144 of the Securities Act of 1933, as amended. In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company’s common stock for at least one year is entitled to sell within any three month period a number of shares that does not exceed the greater of:

1. 1% of the number of shares of the company’s common stock then outstanding which, in our case, will equal approximately 60,000 shares of common stock as of the date of this prospectus; or

2. the average weekly trading volume of the company’s common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about our company.

Under Rule 144(k), a person who is not one of our company’s affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

Stock Option Grants

Registration Rights

We have not granted registration rights to our shareholders or to any other persons.

INTERESTS OF NAMED EXPERTS AND COUNSEL

None of the experts named herein was or is a promoter, underwriter, voting trustee, director, officer or employee of our company. Further, none of the experts was hired on a contingent basis and none of the experts named herein will receive a direct or indirect interest in our company.

Legal Matters

The validity of the common stock offered hereby will be passed upon for us by our independent legal counsel, Joseph I. Emas, Esq., 1224 Washington Avenue, Miami Beach, Florida.

Accounting Matters

Our financial statements as of December 31, 2005, included in this prospectus have been audited by Jewett Schwartz & Associates, an independent Registered Public Accounting Firm, as set forth in their report included herein, which contains an explanatory paragraph relating to the existence of substantial doubt about our ability to continue as a going concern. The financial statements referred to above are included in reliance on the report of such firm given on their authority as experts in accounting and auditing.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

We have had no disagreements on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures with any of our accountants for the year ended December 31, 2005.

We have not had any other changes in nor have we had any disagreements, whether or not resolved, with our accountants on accounting and financial disclosures during our two recent fiscal years or any later interim period.

ADDITIONAL INFORMATION

Currently, we are not required to deliver our annual report to security holders. However, we will voluntarily send an annual report, including audited financial statements, to any shareholder that requests it. We are subject to the information requirements of the Securities Exchange Act of 1934 and in accordance therewith will file reports, proxy statements and other information with the Commission and provide shareholders with the information required under the Securities Act of 1934.

We are filing this registration statement on form SB-2 under the Securities Act of 1933, as amended, with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus. This prospectus is filed as a part of that registration statement and does not contain all of the information contained in the registration statement and exhibits. Statements made in this registration statement are summaries of the material terms of the referenced contracts, agreements or documents of Bond Corp. and are not necessarily complete. We refer you to our registration statement and each exhibit attached to it for a more detailed description of matters involving Bond Corp., and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials.

BOND LABORATORIES, INC.

(A DEVELOPMENT STAGE COMPANY)

FINANCIAL STATEMENTS

DECEMBER 31, 2005

1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the board of directors and shareholders of
Bond Laboratories, Inc.

We have audited the accompanying balance sheet of Bond Laboratories, Inc. (A Development Stage Company) as of December 31, 2005 and the related statements of operations, changes in shareholders' deficiency and cash flows for the period ended from July 16, 2005 (inception) through December 31, 2005. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Bond Laboratories, Inc. (A Development Stage Company) for the period from July 26, 2005 (inception) through December 31, 2005 and the results of its operations and its cash flows for the period then ended in conformity with accounting principles generally accepted in the United States of America.

These financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has operating and liquidity concerns, has incurred in net loss of $153,735 during the period July 26, 2005 through December 31, 2005. These factors raise substantial doubt about the ability of the Company to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of these uncertainties. In this regard, Management is proposing to raise any necessary additional funds through loans and additional sales of its common stock. There is no assurance that the Company will be successful in raising additional capital.

/s/ Jewett, Schwartz & Associates

Hollywood, Florida
August 24, 2006

2

BOND LABORATORIES, INC.
(A Development Stage Company)

BALANCE SHEET

December 31, 2005

ASSETS

CURRENT ASSETS
Cash	$35,309
Total current assets	35,309

Intangible Assets- Net	6,925

TOTAL ASSETS	$42,234

LIABILITIES AND STOCKHOLDERS' DEFICIT:

CURRENT LIABILITIES:
Accounts payable	$4,081
Accrued liabilities	80,000
Total current Liabilities	84,081
Loans payable - Related Party	111,868

Total Liabilities	195,949

STOCKHOLDERS' DEFICIT:
Common stock, $.01 par value, 2,000 shares
authorized 2,000 issued and outstanding	20
Accumulated deficit	(153,735)
Total stockholders' deficit	(153,715)

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$42,234

See accompaying notes to financial statements.

3

BOND LABORATORIES, INC.
(A Development Stage Company)

STATEMENT OF OPERATIONS

For the Period
from July 26, 2005
(inception) to
December 31, 2005

REVENUES:

Revenue	-
Total	-

OPERATING EXPENSES:
General and Administrative	140,038
Selling and Marketing	161
Total operating expenses	140,199
OPERATING LOSS	(140,199)

OTHER INCOME AND (EXPENSES)
Interest Expense	(1,613)
Research and Development	(11,923)
Total other expense	(13,536)

LOSS BEFORE INCOME TAXES	(153,735)

INCOME TAX (BENEFIT) PROVISION	-

NET LOSS	$(153,735)

Weighted average common shares outstanding
Basic and diluted	2,000

Basic loss per share	(76.87)

See accompaying notes to financial statements.

4

BOND LABORATORIES, INC.
(A Development Stage Company)

STATEMENT OF CASH FLOWS

For the Period
from July 26, 2005
(inception) to
December 31, 2005

CASH FLOWS FROM OPERATING ACTIVITIES:

Net loss	$(153,735)
Adjustments to reconcile net income to net cash
(used in) operating activities:
Changes in assets and liabilities:
Accounts payable	4,081
Accrued liabilities	80,000
Net cash (used in) operating activities	(69,654)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of intangible asset	(6,925)
Net cash (used in) investing activities	(6,925)

CASH FLOWS FROM FINANCING ACTIVITIES:
Issuances of common stock	20
Proceeds from related party loans	111,868
Net cash provided by financing activities	111,888

INCREASE IN CASH	35,309
CASH, BEGINNING OF YEAR	-
CASH, END OF YEAR	$35,309

Cash paid for interest	$1,613
Cash paid for income taxes	$-

See accompaying notes to financial statements.

5

BOND LABORATORIES, INC.
(A Development Stage Company)

STATEMENTS OF CHANGES IN SHAREHOLDERS' DEFICIENCY

	Common Stock			Total
	2,000 shares authorized		Accumulated	Shareholders'
	Shares	$0.01 par value	Deficit	Deficiency

Balance - July 26, 2005 (Inception)	-	$-	$-	$-

Common shares issued at par value	2,000	20	-	20

Net loss	-	-	(153,735)	(153,735)

Balance - December 31, 2005	2,000	$20	$(153,735)	$(153,715)

See accompaying notes to financial statements.

6

NOTE 1 - BACKGROUND

Bond Laboratories, Inc. (A Development Stage Company) was incorporated in the state of Nevada on July 26, 2005. The Company is a development stage company. The company has started research and development of energy drinks. The company has not begun the process of operating this business and is still in the process of research the best formula for market production.

Bond Laboratories is building a Nutraceutical Dietary Supplement business catering to all five of the major distribution channels focusing on the three major categories of the industry; Energy, Pain Relief and Weight loss, utilizing a state of the art, alternative delivery method vs. antiquated capsules and pills.

NOTE 2 - GOING CONCERN

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America which contemplate continuation of the Company as a going concern. However, the Company has year end losses from operations and had no revenues from operations in 2005. During the period July 26, 2005 through December 31, 2005 the Company incurred net loss of $153,735. Further, the Company has inadequate working capital to maintain or develop its operations, and is dependent upon funds from private investors and the support of certain stockholders.

These factors raise substantial doubt about the ability of the Company to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of these uncertainties. In this regard, Management is proposing to raise any necessary additional funds through loans and additional sales of its common stock. There is no assurance that the Company will be successful in raising additional capital.

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The Company prepares its financial statements in accordance with accounting principles generally accepted in the United States of America. Significant accounting policies are as follows:

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. These estimates and assumptions also affect the reported amounts of revenues, costs and expenses during the reporting period. Management evaluates these estimates and assumptions on a regular basis. Actual results could differ from those estimates

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - continued

Revenue Recognition

7

The Company recognizes revenue in accordance with provision of SAB 104, product is shipped and title passes to the customers.

Advertising Costs

All advertising costs are charged to expense as incurred. Advertising expense for the year ended December 31, 2005 was $161.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents. At December 31, 2005, cash and cash equivalents include cash on hand and cash in the bank.

Property and Equipment

Property and equipment is recorded at cost and depreciated over the estimated useful lives of the assets using principally the straight-line method. When items are retired or otherwise disposed of, income is charged or credited for the difference between net book value and proceeds realized thereon. Ordinary maintenance and repairs are charged to expense as incurred, and replacements and betterments are capitalized. The range of estimated useful lives used to calculated depreciation for principal items of property and equipment are as follow:

Asset Category	Depreciation/ Amortization Period
Furniture and Fixture	3 Years
Office equipment	3 Years
Leasehold improvements	5 Years

Long-Lived Assets

The Company's accounting policy regarding the assessment of the recoverability of the carrying value of long-lived assets, including property and equipment and purchased intangible assets with finite lives, is to review the carrying value of the assets if the facts and circumstances suggest that they may be impaired. If this review indicates that the carrying value will not be recoverable, as determined based on the projected undiscounted future cash flows, the carrying value is reduced to its estimated fair value.

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - continued

Intangible Assets

The Company adopted Statement of Financial Accounting Standard (“SFAS”) No. 142, Goodwill and Other Intangible Assets, effective July 1, 2002. As a result, the Company discontinued amortization of goodwill, and instead annually evaluates the carrying value of goodwill for impairment, in accordance with the provisions of SFAS No. 142.

FAS 141
Accounting for Intangible Assets

Initial Recognition and Measurement of Intangible Assets

An intangible asset that is acquired either individually or with a group of other assets (but not those acquired in a business combination) shall be initially recognized and measured based on its fair value. General concepts related to the initial measurement of assets acquired in exchange transactions, including intangible assets, are provided in paragraphs 5-7 of Statement 141. The cost of a group of assets acquired in a transaction other than a business combination shall be allocated to the individual assets acquired based on their relative fair values and shall not give rise to goodwill. Intangible assets acquired in a business combination are initially recognized and measured in accordance with Statement 141.

Determining the Useful Life of an Intangible Asset

The accounting for a recognized intangible asset is based on its useful life to the reporting entity. An intangible asset with a finite useful life is amortized; an intangible asset with an indefinite useful life is not amortized. The useful life of an intangible asset to an entity is the period over which the asset is expected to contribute directly or indirectly to the future cash flows of that entity. The estimate of the useful life of an intangible asset to an entity shall be based on an analysis of all pertinent factors, in particular:

a. The expected use of the asset by the entity
b. The expected useful life of another asset or a group of assets to which the useful life of the intangible asset may relate (such as mineral rights to depleting assets)
c. Any legal, regulatory, or contractual provisions that may limit the useful life
d. Any legal, regulatory, or contractual provisions that enable renewal or extension of the asset’s legal or contractual life without substantial cost (provided there is evidence to support renewal or extension and renewal or extension can be accomplished without material modifications of the existing terms and conditions)
e. The effects of obsolescence, demand, competition, and other economic factors (such as the stability of the industry, known technological advances, legislative action that results in an uncertain or changing regulatory environment, and expected changes in distribution channels)
f. The level of maintenance expenditures required to obtain the expected future cash flows from the asset (for example, a material level of required maintenance in relation to the carrying amount of the asset may suggest a very limited useful life). If no legal, regulatory, contractual, competitive, economic, or other factors limit the useful life of an intangible asset to the reporting entity, the useful life of the asset shall be considered to be indefinite. The term indefinite does not mean infinite. Appendix A includes illustrative examples of different intangible assets and how they should be accounted for in accordance with this Statement, including determining whether the useful life of an intangible asset is indefinite.

In accordance with SFAS 141 Goodwill and other intangible assets the company capitalized the logo and website. The company measured the fair value at the cost of the development of the logo and website. The company conservatively valued this at historical cost basis. Further the intangible asset gave rise to subsequent and future cash flow as reported in our June 30, 2006 interim financial statements. During this interim period of June 30, 2006 the company recognized nearly 5,000 in revenue and has continued to recognize revenue through out the fiscal period. The Company paid for the website and logo to create a brand awareness of its infusion product. Through this brand awareness the company has successfully generated ecommerce sales through its website and logo exposure.

8

Research and Development

Costs are expensed as incurred. Research and Development expense for the year ended December 31, 2005 was $11,923.

Income Taxes

Deferred income taxes are provided based on the provisions of SFAS No. 109, "Accounting for Income Taxes" ("SFAS 109"), to reflect the tax effect of differences in the recognition of revenues and expenses between financial reporting and income tax purposes based on the enacted tax laws in effect at December 31, 2005.

Earnings Per Share

Basic earnings per share is computed by dividing net income (loss) available to common shareholders by the weighted average number of common shares outstanding during the reporting period. Diluted earnings per share reflects the potential dilution that could occur if stock options and other commitments to issue common stock were exercised or equity awards vest resulting in the issuance of common stock that could share in the earnings of the Company. As of December 31, 2005, there were no potential dilutive instruments that could result in share dilution.

Fair Value of Financial Instruments

The fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties other than in a forced sale or liquidation.

The carrying amounts of the Company’s financial instruments, including cash, accounts payable and accrued liabilities, income tax payable and related party payable approximate fair value due to their most maturities.

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - continued

Recent Accounting Pronouncements

Share-Based Payment

In December 2004, the FASB issued SFAS No. 123 (revised 2004), “Share—Based Payment” (“SFAS No. 123(R)”). This statement is a revision of SFAS No. 123, “Accounting for Stock—Based Compensation,” and supersedes APB Opinion No. 25, “Accounting for Stock Issued to Employees,” and its related implementation guidance. In March 2005, the Securities and Exchange Commission (“SEC”) issued Staff Accounting Bulletin (“SAB”) No. 107, which expresses the staff’s views on interactions between SFAS No. 123(R) and certain SEC rules and regulations and provides interpretations of the valuation of share-based payments for public companies. SFAS No. 123(R) will require Bond to measure all stock-based compensation awards using a fair value method and record such expense in its consolidated financial statements. In addition, the adoption of SFAS No. 123(R) will require additional accounting related to the income tax effects and additional disclosure regarding the cash flow effects resulting from share-based payment arrangements. In April 2005, the SEC extended the effective date for SFAS No. 123(R), and the statement is effective as of January 1, 2006 for Bond.

9

The effects of the adoption of SFAS No. 123(R) on Bond’s results of operations and financial position are dependent upon a number of factors, including the number of employee stock options outstanding and unvested, the number of stock-based awards which may be granted in the future, the life and vesting features of stock-based awards which may be granted in the future, the future market value and volatility of Bond’s stock, movements in the risk free rate of interest, award exercise and forfeiture patterns, and the valuation model used to estimate the fair value of each award. Bond is currently evaluating these variables in the design of its stock-based compensation program as well as the accounting requirements under SFAS No. 123(R) and SAB No. 107. In addition, Bond intends to utilize restricted stock units as a key component of its ongoing employee stock-based compensation plan. These awards generally are recognized at their fair value, equal to the quoted market price of Bond’s common stock on the date of issuance, and this amount is amortized over the vesting period of the shares of restricted stock held by the grantee. Bond believes that the adoption of SFAS No. 123(R) will have a material impact on its financial statements.

Non-monetary Exchange

In December 2004, the FASB issued SFAS No. 153, “Exchanges of Nonmonetary Assets, an amendment of APB Opinion No. 29.” The amendments made by SFAS No. 153 eliminate the exception for nonmonetary exchanges of similar productive assets and replace it with a general exception for exchanges of nonmonetary assets that do not have commercial substance. A nonmonetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. The provisions of this statement became effective for nonmonetary asset exchanges occurring in Bond’s fourth quarter of 2005. The adoption of SFAS No. 153 did not have a material impact on Bond’s financial statements.

Conditional Asset Retirement

In March 2005, the FASB issued FASB Interpretation (FIN) No. 47 - "Accounting for Conditional Asset Retirement Obligations - an Interpretation of SFAS 143 (FIN No. 47). FIN No. 47 clarifies the timing of liability recognition for legal obligations associated with the retirement of a tangible long-lived asset when the timing and/or method of settlement are conditional on a future event. FIN No. 47 is effective no later than December 31, 2005. FIN No. 47 did not impact the Company for the year ended December 31, 2005.

Accounting Changes and Error Corrections

In May 2005, the FASB issued SFAS No. 154, “Accounting Changes and Error Corrections.” This statement replaces APB Opinion No. 20, “Accounting Changes”, and SFAS No. 3, “Reporting Accounting Changes in Interim Financial Statements,” and changes the requirements for the accounting for and reporting of a change in accounting principle. This statement applies to all voluntary changes in accounting principles. It also applies to changes required by an accounting pronouncement in the unusual instance that the pronouncement does not include specific transition provisions. When a pronouncement includes specific transition provisions, those provisions should be followed. SFAS No. 154 requires retrospective application to prior periods’ financial statements of voluntary changes in accounting principles. SFAS No. 154 is effective for accounting changes and corrections of errors made during 2007, beginning on January 1, 2007. Bond does not believe the adoption of SFAS No. 154 will have a material impact on its financial statements.

Inventory Cost

In November 2004, the FASB issued SFAS No. 151, “Inventory Costs—an Amendment of ARB No. 43, Chapter 4.” SFAS No. 151 amends Accounting Research Bulletin (“ARB”) No. 43, Chapter 4, to clarify that abnormal amounts of idle facility expense, freight, handling costs, and wasted materials (spoilage) should be recognized as current-period charges. In addition, this statement requires that allocation of fixed production overheads to the costs of conversion be based on the normal capacity of the production facilities. The provisions of this statement are effective for inventory costs incurred beginning in Bond’s first quarter of 2006. Bond does not believe that the adoption of SFAS No. 151 will have a material impact on its financial statements.

10

NOTE 4 - NOTES PAYABLES

Notes payable at December 31, 2005 comprise the following:

December 31, 2005
Convertible note payable to individual. The note bears interest at 6% per annum and is payable at the time of conversion. The note is convertible to common stock at $50% of the initial public offering. The Note was executed on October 5, 2005.	$50,000

Note payable to Small World Traders. Is a revolving loan commitment up to $250,000 and is due and payable on December 31.2006. Collateralized by all the assets of the company. Original principal balance of $60,000. The note bears interest at 8% per annum and requires no monthly principal and interest payments. The company has accrued all interest due through December 31, 2005.
61,868

Totals	$111.868

11

NOTE 5 - RELATED PARTY

Bond is managed by its key shareholder and as of December 31, 2005 its sole shareholder, officer and director. This shareholder is the sole shareholder of Small World Traders.

NOTE 6 - INCOME TAXES

The provision (benefit) for income taxes from continued operations for the years ended December 31, 2005 consist of the following:

December 31,
2005
Current:
Federal	$-
Deferred:
Federal	$61,500

Tax (benefit) from the decrease in valuation allowance	(61,500)
Provision (benefit) for income taxes, net	$-

The difference between income tax expense computed by applying the federal statutory corporate tax rate and actual income tax expense is as follows:

December 31,
2005

Statutory federal income tax rate	35.0%
Increase in valuation allowance	(35.0)%
Effective tax rate	-%

12

Other includes tax rate differentials and the true-up of permanent tax differences from prior periods

NOTE 6 - INCOME TAXES - continued

Deferred income taxes result from temporary differences in the recognition of income and expenses for the financial reporting purposes and for tax purposes. The tax effect of these temporary differences representing deferred tax asset and liabilities result principally from the following:

December 31,
2005

Net operating loss carry-forwards	$(153,735)

The Company has a net operating loss carry-forward of approximately $153,735 available to offset future taxable income through 2019.

NOTE 7 - COMMITMENTS AND CONTIGENCIES

The Company has entered into various consulting agreements with outside consultants. However, certain of these agreements included additional compensation on the basis of performance. The consulting agreement are with key shareholders that are instrumental to the success of the company and its development of it product

NOTE 8 - SUBSEQUENT EVENT

The company’s management consisted of Scott Landow CEO. The company has changed its capitalization and issued additional 4,998,000 common shares and 5,000,000 preferred shares to related entities and individuals that are key to the success to this development stage company.

13

BOND LABORATORIES, INC.
Development Stage Company

TABLE OF CONTENTS	Page

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM:
Jewett, Schwartz & Associates CPAs

CONSOLIDATED FINANCIAL STATEMENTS:
Balance Sheet at June 30, 2006	F-3

Statements of Operations for the three and six months ended
June 30, 2006	F-4

Statements of Stockholders’ Equity for the six months ended
June 30, 2006	F-5

Statements of Cash Flows for the six months ended
June 30, 2006	F-6

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS	F-7

BOND LABORATORIES, INC.
BALANCE SHEET
Development Stage Company

June 30, 2006
ASSETS

CURRENT ASSETS
Cash	$83,258
Total current assets	83,258

Intangible Assets- Net	11,249

TOTAL ASSETS	$94,507

LIABILITIES AND STOCKHOLDERS' EQUITY:

CURRENT LIABILITIES:
Accrued Liabilities	$155,000
Total current liabilities	155,000
Loans Payable - Related Party	279,635

Total liabilities	434,635

STOCKHOLDERS' DEFICIT:
Common stock, $.01 par value, 2,000 shares
authorized 2,000 issued 2,000 outstanding	20
-
Paid in capital	-
Accumulated deficit	(340,148)
Total stockholders' deficit	(340,128)

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$94,507

See accompanying auditors' report and notes to the financial statements.

BOND LABORATORIES, INC.
STATEMENT OF OPERATIONS
Development Stage Company
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2006

	Three Months Ended	Six Months Ended
	2006	2006
REVENUES:

Sales	$1,996	$4,440
	1,996	4,440

COST OF SALES:	303	3,166

GROSS PROFIT	1,693	1,274

OPERATING EXPENSES:
General and administrative	49,452	149,047
Sales and marketing	1,236	1,794
Depreciation and amortization	617	1,101
Total operating expenses	51,305	151,942

OPERATING LOSS	(49,612)	(150,668)

OTHER (INCOME) AND EXPENSES
Interest expense	3,541	6,678
Research and Development	24,421	24,421
Total other expense	27,962	31,100

NET LOSS	(77,575)	(181,768)

NET LOSS PER SHARE:
Basic:	$(38.79)	$(90.88)

Diluted:	$(38.79)	$(90.88)

Weighted Average Common Shares Outstanding
Basic	2,000	2,000
Diluted	2,000	2,000

See accompanying auditors' report and notes to the financial statements.

BOND LABORATORIES, INC.
Development Stage Company
STATEMENT OF STOCKHOLDERS’ EQUITY FOR
FOR THE SIX MONTHS ENDED JUNE 30, 2006

	Common Stock					Paid-in		Treasury		Accumulated
	Shares		Amount			Capital		Stock		Deficit	Total

						$-		$-
Stock Issued July 26, 2005	2,000		20								20
2005 Accumulated Deficit										(158,380)	(158,380)
December 31, 2005	2,000	-	20	-	-	-	-	-	-	(158,380)	(158,360)

Accumulated Deficit June 30, 2006										(181,768)	(181,768)
June 30, 2006	2,000	-	20	-	-	-	-	-	-	(181,768)	(340,128)

See accompanying auditors' report and notes to the financial statements.

BOND LABORATORIES, INC.
STATEMENT OF CASH FLOWS
Development Stage Company
FOR THE SIX MONTHS ENDED JUNE 30, 2006

2006
CASH FLOWS FROM OPERATING ACTIVITIES:

Net (loss)	$(181,768)
Adjustments to reconcile net income to net cash
(used in) operating activities:
Depreciation and amortization	1,101
Changes in assets and liabilities:
Accrued Liabilities	75,000
Accounts payable	(4,081)
Net cash (used in) operating activities	(109,747)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of Intangible Asset	(5,426)
Net cash (used in) provided by investing activities	(5,426)

CASH FLOWS FROM FINANCING ACTIVITIES:
Purchase of Common Stock	20
Loans from Affiliates	163,121
Net cash provided by financing activities	163,141

INCREASE IN CASH	47,968
CASH, BEGINNING OF YEAR	35,309
CASH, END OF YEAR	$83,278

See accompanying auditors' report and notes to the financial statements.

BOND LABORATORIES, INC.
Development Stage Company
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2006

1. DESCRIPTION OF BUSINESS

Bond Laboratories, Inc. (“The Company”) was incorporated in the state of Nevada on July 26, 2005. The Company is a development stage company. The company has not begun the process of operating this business and is still in the process of research the best formula for market production. Bond Laboratories is building a turn-key Nutraceutical Dietary Supplement business catering to all five of the distribution segments focusing on the three major categories of the industry; Energy, Pain Relief and Weight loss, utilizing a state of the art, alternative delivery method vs. antiquated capsules and pills.

2. BASIS OF PRESENTATION

The accompanying financial statements represent the financial position and results of operations of the Company and includes the accounts and results of operations of the Company. The accompanying financial statements include only the active entity of the Company from the three and six months ended June 30, 2006.

3. GOING CONCERN ISSUES

Management cannot provide any assurances that they will be able to secure sufficient funds to satisfy the cash requirements for the next 12 months. The inability to secure additional funds would have a material adverse effect on the Company.

These financial statements are presented on the basis that the Company will continue as a going concern. Other than the previously disclosed impairments, no adjustments have been made to these financial statements to give effect to valuation adjustments that may be necessary in the event the Company is not able to continue as a going concern. The effect of those adjustments, if any, could be substantial.

4. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The financial statements have been prepared in accordance with accounting principles generally accepted in the United States ("U.S. GAAP"). A summary of the Company's significant accounting policies follows:

(a) Nature of Business

The Company was incorporated in Nevada on July 26, 2005 and is a development stage company. The company is in the process of research and development of a new energy drink product.

(b)	Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

The primary management estimates included in these financial statements are the impairment reserves applied to various long-lived assets and the fair value of its stock tendered in various non-monetary transactions.

(c) Property and Equipment

Property and equipment were recorded at cost less impairment and accumulated depreciation. Depreciation was recorded using the straight-line or units-of-production methods at the following rates:

Asset Category	Depreciation/ Amortization Period
Furniture and Fixture	3 Years
Office equipment	3 Years
Leasehold improvements	5 Years

Management periodically assesses its ability to recover the cost of its long-lived assets in accordance with the provisions of SFAS 144. Costs deemed not recoverable are charged to operations and the asset cost reduced by the estimated impairment.

(d)	Cash and Cash Equivalents

Cash includes all short-term highly liquid investments that are readily convertible to known amounts of cash and have original maturities of three months or less. Cash balances are insured by the F.D.I.C. up to $100,000 per institution.

(e)	Fair Value of Financial Instruments

The financial instruments disclosed elsewhere in these notes are deemed to be representative of their fair values, as the interest rates approximate market rates giving consideration to their respective risks. The Company has applied certain assumptions in estimating these fair values. The use of different assumptions or methodologies may have a material effect on the estimates of fair values.

(f) Income Taxes - The Company provides for income taxes based on the provisions of Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes, which, among other things, requires that recognition of deferred income taxes be measured by the provisions of enacted tax laws in effect at the date of financial statements.

(g) Net Loss Per Share is calculated using the weighted average number of shares of common stock outstanding during the year. The Company has adopted the provisions of SFAS No. 128 Earnings Per Share.

(h) Stock-Based Compensation - Statements of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation, (“SFAS 123”) established accounting and disclosure requirements using a fair-value based method of accounting for stock-based employee compensation. In accordance with SFAS 123, the Company has elected to continue accounting for stock based compensation using the intrinsic value method prescribed by Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees."

The Company accounts for stock awards issued to nonemployees in accordance with the provisions of SFAS 123 and Emerging Issues Task Force (“EITF”) Issue No. 96-18 Accounting for Equity Instruments that are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling Goods or Services. Under SFAS 123 and EITF 96-18, stock awards to nonemployees are accounted for at their fair value as determined under Black-Scholes option pricing model.

(i) Intangible Assets The Company adopted Statement of Financial Accounting Standard (“SFAS”) No. 142, Goodwill and Other Intangible Assets, effective July 1, 2002. As a result, the Company discontinued amortization of goodwill, and instead annually evaluates the carrying value of goodwill for impairment, in accordance with the provisions of SFAS No. 142.

Research and Development costs are expensed as incurred.

Impairment of Long-Lived Assets is assessed by the Company for impairment whenever there is an indication that the carrying amount of the asset may not be recoverable. Recoverability of these assets is determined by comparing the forecasted undiscounted cash flows generated by those assets to the assets’ net carrying value. The amount of impairment loss, if any, is measured as the difference between the net book value of the assets and the estimated fair value of the related assets.

Recently Issued Accounting Pronouncements: In December 2002, the FASB issued SFAS No. 148, Accounting for Stock-Based Compensation - Transaction and Disclosure, which provides alternative methods of transition for a voluntary change to fair value, based method of accounting for stock-based employee compensation as prescribed in SFAS 123, Accounting for Stock-Based Compensation. Additionally, SFAS No. 148 requires more prominent and more frequent disclosures in financial statements about the effects of stock-based compensation. The provisions of this statement are effective for fiscal years ending after December 15, 2002, with early application permitted in certain circumstances. The Company presently does not intend to adopt the fair value based method of accounting for its stock based compensation.

In June 2003 the FASB issued Statement No. 150, “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity” SFAS No. 150 requires certain instruments, including mandatory redeemable shares, to be classified as liabilities, not as part of shareholders' equity or redeemable equity. For instruments that are entered into or modified after May 31, 2003, SFAS No. 150 is effective immediately upon entering the transaction or modifying the terms. For other instruments covered by Statement 150 that were entered into before June 1, 2003, Statement 150 is effective for the first interim period beginning after June 15, 2003. The Company has evaluated the provisions of SFAS No. 150 and implementation of such was not material.

In November 2002, the FASB issued Interpretation No. 45 ("FIN 45"), Guarantor's Accounting and Disclosure Requirements for Guarantees, including Indirect Guarantees of Indebtedness of Others. FIN 45 requires a company, at the time it issues a guarantee, to recognize an initial liability for the fair value of obligations assumed under the guarantees and elaborates on existing disclosure requirements related to guarantees and warranties. The initial recognition requirements are effective for the Company during the third quarter ending March 31, 2003. The adoption of FIN 45 did not have an impact on the Company’s financial position or results of operations.

In January 2003, the FASB issued FASB Interpretation No. 46 ("FIN 46"), Consolidation of Variable Interest Entities, an Interpretation of ARB No. 51. FIN 46 requires certain variable interest entities to be consolidated by the primary beneficiary of the entity if the equity investors in the entity do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties. FIN 46 is effective for all new variable interest entities created or acquired after January 31, 2003. For variable interest entities created or acquired prior to February 1, 2003, the provisions of FIN 46 must be applied for the first interim or annual period beginning after June 15, 2003. The adoption of FIN 46 did not have an impact on the Company’s financial position or results of operations.

 5. NOTES PAYABLE

Notes payable at June 30, 2006 comprise the following:

Convertible note payable to individual. The note bears interest at 6% per annum and is payable at the time of conversion. The note is convertible to common stock at $50% of the initial public offering.	$168,424

Note payable to Small World Traders. Is a revolving loan commitment up to $250,000 and is due and payable on December 31.2006. Collateralized by all the assets of the company. Original principal balance of $60,000. The note bears interest at 8% per annum and requires no monthly principal and interest payments. The company has accrued all interest due through June 30, 2006.
111,211

Totals	$279,635

6. PROPERTY AND EQUIPMENT

The Company has no fixed assets as of June 30, 2006. The Company has two intangible assets as follows:

Logos	4,307
Website	8,043

Accumulated Amortization	(1,101)

Net Intangible Assets	11,249

7. SHARE CAPITAL

On July 26, 2005, the Company authorized 2,000 shares of common stock, at $.01 par value and 2000 shares were issued to its shareholder. The company issued 4,998,000 in Common Stock and 5,000,000 in preferred stock as of August 31, 2006.

8. INCOME TAXES

The Company recognizes deferred income taxes for the differences between financial accounting and tax bases of assets and liabilities. Income taxes for the six months ended June 30, 2006 consisted of the following:

	2005
Current tax (benefit) provision		$(72,700)
Deferred tax (benefit) provision		72,700
Total income tax provision	$	- 0 -

Net deferred tax assets of $72,700 were fully offset by an equal valuation allowance at June 30, 2006. The deferred income tax assets relate primarily to net operating loss carryforwards and differences in book and tax bases of property and equipment, intangible assets and certain accruals.

9. COMMITMENTS AND CONTINGENCIES

The Company has entered into various consulting agreements with outside consultants. However, certain of these agreements included additional compensation on the basis of performance. The consulting agreement are with key shareholders that are instrumental to the success of the company and its development of it product.

10. RELATED PARTY TRANSACTIONS

Bond is managed by its key shareholder and as of June 30, 2006 its sole shareholder, officer and director. This shareholder is the sole shareholder of Small World Traders.

11. NET LOSS PER SHARE

Restricted shares and warrants are not included in the computation of the weighted average number of shares outstanding during the periods. There are no restricted shares or warrants issued in the Capital of Bond and subsidiaries. The net loss per common share is calculated by dividing the consolidated loss by the weighted average number of shares outstanding during the periods.

12. Recent Accounting Pronouncements

In May 2005, the FASB issued SFAS No. 154, “Accounting Changes and Error Corrections.” This statement replaces APB Opinion No. 20, “Accounting Changes”, and SFAS No. 3, “Reporting Accounting Changes in Interim Financial Statements,” and changes the requirements for the accounting for and reporting of a change in accounting principle. This statement applies to all voluntary changes in accounting principles. It also applies to changes required by an accounting pronouncement in the unusual instance that the pronouncement does not include specific transition provisions. When a pronouncement includes specific transition provisions, those provisions should be followed. SFAS No. 154 requires retrospective application to prior periods’ financial statements of voluntary changes in accounting principles. SFAS No. 154 is effective for accounting changes and corrections of errors made during 2007, beginning on January 1, 2007. Bond does not believe the adoption of SFAS No. 154 will have a material impact on its financial statements.

In December 2004, the FASB issued SFAS No. 123 (revised 2004), “Share—Based Payment” (“SFAS No. 123(R)”). This statement is a revision of SFAS No. 123, “Accounting for Stock—Based Compensation,” and supersedes APB Opinion No. 25, “Accounting for Stock Issued to Employees,” and its related implementation guidance. In March 2005, the Securities and Exchange Commission (“SEC”) issued Staff Accounting Bulletin (“SAB”) No. 107, which expresses the staff’s views on interactions between SFAS No. 123(R) and certain SEC rules and regulations and provides interpretations of the valuation of share-based payments for public companies. SFAS No. 123(R) will require Bond to measure all stock-based compensation awards using a fair value method and record such expense in its consolidated financial statements. In addition, the adoption of SFAS No. 123(R) will require additional accounting related to the income tax effects and additional disclosure regarding the cash flow effects resulting from share-based payment arrangements. In April 2005, the SEC extended the effective date for SFAS No. 123(R), and the statement is effective as of January 1, 2006 for Bond.

The effects of the adoption of SFAS No. 123(R) on Bond’s results of operations and financial position are dependent upon a number of factors, including the number of employee stock options outstanding and unvested, the number of stock-based awards which may be granted in the future, the life and vesting features of stock-based awards which may be granted in the future, the future market value and volatility of Bond’s stock, movements in the risk free rate of interest, award exercise and forfeiture patterns, and the valuation model used to estimate the fair value of each award. Bond is currently evaluating these variables in the design of its stock-based compensation program as well as the accounting requirements under SFAS No. 123(R) and SAB No. 107. In addition, Bond intends to utilize restricted stock units as a key component of its ongoing employee stock-based compensation plan. These awards generally are recognized at their fair value, equal to the quoted market price of Bond’s common stock on the date of issuance, and this amount is amortized over the vesting period of the shares of restricted stock held by the grantee. Bond believes that the adoption of SFAS No. 123(R) will have a material impact on its financial statements.

In December 2004, the FASB issued FASB Staff Position (“FSP”) No. FAS 109-2, “Accounting and Disclosure Guidance for the Foreign Earnings Repatriation Provision within the American Jobs Creation Act of 2004.” The American Jobs Creation Act (“AJCA”) introduces a special one-time dividends received deduction on the repatriation of certain foreign earnings to a U.S. taxpayer (“repatriation provision”), provided certain criteria are met. FSP FAS 109-2 provides accounting and disclosure guidance for the repatriation provision. Bond completed its evaluation of this FSP and decided not to repatriate foreign earnings under these provisions as it would not be beneficial to Bond.

In December 2004, the FASB issued SFAS No. 153, “Exchanges of Nonmonetary Assets, an amendment of APB Opinion No. 29.” The amendments made by SFAS No. 153 eliminate the exception for nonmonetary exchanges of similar productive assets and replace it with a general exception for exchanges of nonmonetary assets that do not have commercial substance. A nonmonetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. The provisions of this statement became effective for nonmonetary asset exchanges occurring in Bond’s fourth quarter of 2005. The adoption of SFAS No. 153 did not have a material impact on Bond’s financial statements.

In November 2004, the FASB issued SFAS No. 151, “Inventory Costs—an Amendment of ARB No. 43, Chapter 4.” SFAS No. 151 amends Accounting Research Bulletin (“ARB”) No. 43, Chapter 4, to clarify that abnormal amounts of idle facility expense, freight, handling costs, and wasted materials (spoilage) should be recognized as current-period charges. In addition, this statement requires that allocation of fixed production overheads to the costs of conversion be based on the normal capacity of the production facilities. The provisions of this statement are effective for inventory costs incurred beginning in Bond’s first quarter of 2006. Bond does not believe that the adoption of SFAS No. 151 will have a material impact on its financial statements.

14. SUBSEQUENT EVENTS

The company’s management consisted of Scott Landow CEO. The company has changed its capitalization and issued additional 5,000,000 common shares and 5,000,000 preferred shares to related entities and individuals that are key to the success to this development stage company.

 PART II — INFORMATION NOT REQUIRED IN PROSPECTUS

Neither our Articles of Incorporation nor Bylaws prevent us from indemnifying our officers, directors and agents to the extent permitted under the Nevada Revised Statute (“NRS”). NRS Section 78.502, provides that a corporation shall indemnify any director, officer, employee or agent of a corporation against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with any the defense to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to Section 78.502(1) or 78.502(2), or in defense of any claim, issue or matter therein.

NRS 78.502(1) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he: (a) is not liable pursuant to NRS 78.138; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

NRS Section 78.502(2) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he: (a) is not liable pursuant to NRS 78.138; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals there from, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

NRS Section 78.747 provides that except as otherwise provided by specific statute, no director or officer of a corporation is individually liable for a debt or liability of the corporation, unless the director or officer acts as the alter ego of the corporation. The question of whether a director or officer acts as the alter ego of a corporation must be determined by the court as a matter of law.

No pending material litigation or proceeding involving our directors, executive officers, employees or other agents as to which indemnification is being sought exists, and we are not aware of any pending or threatened material litigation that may result in claims for indemnification by any of our directors or executive officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed hereby in the Securities Act and we will be governed by the final adjudication of such issue.

Item 25. Other Expenses of Issuance and Distribution*

The following table sets forth the estimated costs and expenses we will pay in connection with the offering described in this registration statement.

Securities and Exchange Commission Registration fee		*
Engraving expenses		*
Accounting fees and expenses		*
Legal fees and expenses		*
Blue sky fees and expenses		*
Printing and costs		*
Miscellaneous		*
Total	$	*

*To be filed by amendment.

 Sales of Unregistered Securities.

From May, 2005 through August 14, 2006, the Company issued 5,000,000 shares of common stock and 5,000,000 shares of its preferred stock to its founders in return. The offer and sale of such shares of our common stock were effected in reliance on the exemptions for sales of securities not involving a public offering, as set forth in Rule 506 promulgated under the Securities Act and in Section 4(2) of the Securities Act, based on the following: (a) the investors confirmed to us that they were “accredited investors,” as defined in Rule 501 of Regulation D promulgated under the Securities Act and had such background, education and experience in financial and business matters as to be able to evaluate the merits and risks of an investment in the securities; (b) there was no public offering or general solicitation with respect to the offering; (c) the investors were provided with certain disclosure materials and all other information requested with respect to our company; (d) the investors acknowledged that all securities being purchased were “restricted securities” for purposes of the Securities Act, and agreed to transfer such securities only in a transaction registered under the Securities Act or exempt from registration under the Securities Act; and (e) a legend was placed on the certificates representing each such security stating that it was restricted and could only be transferred if subsequent registered under the Securities Act or transferred in a transaction exempt from registration under the Securities Act.

Between September 2005 and August, 2006, the Company issued $290,000 in two year secured convertible notes, convertible into shares of the Company’s common stock at $1.00 per share. The offer and sale of such shares of our common stock were effected in reliance on the exemptions for sales of securities not involving a public offering, as set forth in Rule 506 promulgated under the Securities Act and in Section 4(2) of the Securities Act, based on the following: (a) the investors confirmed to us that they were “accredited investors,” as defined in Rule 501 of Regulation D promulgated under the Securities Act and had such background, education and experience in financial and business matters as to be able to evaluate the merits and risks of an investment in the securities; (b) there was no public offering or general solicitation with respect to the offering; (c) the investors were provided with certain disclosure materials and all other information requested with respect to our company; (d) the investors acknowledged that all securities being purchased were “restricted securities” for purposes of the Securities Act, and agreed to transfer such securities only in a transaction registered under the Securities Act or exempt from registration under the Securities Act; and (e) a legend was placed on the certificates representing each such security stating that it was restricted and could only be transferred if subsequent registered under the Securities Act or transferred in a transaction exempt from registration under the Securities Act.

Undertakings

The undersigned registrant hereby undertakes:

(a) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(b) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

(2) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(3) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually, or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(4) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement

(i) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(ii) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Offering.

(c) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Signatures

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, on the 25th day of September 2006.

By:	/S/ Scott Landow
Scott Landow
CEO, Director

By:	/S/ Scott Landow
Scott Landow
Principal Financial Officer.

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:

Signatures	Title	Date

/S Scott Landow Scott Landow	Chief Executive Officer, Director, Principal Financial Officer	September 25, 2006

Exhibit Index

The following Exhibits are filed as part of this Registration Statement pursuant to Item 601 of Regulation S-B:

3.1	—	Articles of Incorporation*

3.1(b)	—	Amendment to the Articles of Incorporation*

3.2	—	Bylaws*

4.1	—	Form of Common Stock Certificate*

5.1	—	Opinion of Joseph Emas, Attorney at Law*

10.1	—	Form of Employment Agreement between Bond Laboratories, Inc. and Scott Landow.*

10.2		Form of Warrant*

23.1	—	Consent of Joseph Emas, Attorney at Law (see 5.1 opinion)*

23.2	—	Consent of Independent Registered Public Accounting Firm*

99.1	—	Securities Purchase Agreement*

* filed herein